                             LOAN AND SECURITY AGREEMENT

                                    by and between

                          SUMMIT COMMERCIAL/GIBRALTAR CORP.,
                                      as Lender

                                         and

                                  MIDLAND USA, INC.,
                                     as Borrower




                              Dated:  December 24, 1997

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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
SECTION 1.  DEFINITIONS AND RULES OF INTERPRETATION AND
             CONSTRUCTION. . . . . . . . . . . . . . . . . . . . . . . . . .   1

SECTION 2.  LOANS AND ADVANCES . . . . . . . . . . . . . . . . . . . . . . .  16
     2.1    Commitment . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
     2.2    Accounts Advances. . . . . . . . . . . . . . . . . . . . . . . .  16
     2.3    Inventory Advances . . . . . . . . . . . . . . . . . . . . . . .  16
     2.4    L/C Accommodations . . . . . . . . . . . . . . . . . . . . . . .  17
     2.5    Term Loan. . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
     2.6    Maximum Credit . . . . . . . . . . . . . . . . . . . . . . . . .  19
     2.7    Reserves . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     2.8    Overline and Overformula Rights. . . . . . . . . . . . . . . . .  19
     2.9    The Loan Accounts. . . . . . . . . . . . . . . . . . . . . . . .  19
     2.10   Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . .  19

SECTION 3.  INTEREST, FEES AND CHARGES . . . . . . . . . . . . . . . . . . .  20
     3.1    Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     3.2    Facility Fees. . . . . . . . . . . . . . . . . . . . . . . . . .  20
     3.3    L/C Accommodation Charges. . . . . . . . . . . . . . . . . . . .  20
     3.4    Account Servicing Fee. . . . . . . . . . . . . . . . . . . . . .  21
     3.5    Minimum Borrowing Fee. . . . . . . . . . . . . . . . . . . . . .  21
     3.6    Unused Line Fee. . . . . . . . . . . . . . . . . . . . . . . . .  21
     3.7    Early Termination Fee. . . . . . . . . . . . . . . . . . . . . .  21
     3.8    Fees and Expenses. . . . . . . . . . . . . . . . . . . . . . . .  22
     3.9    Right to Charge Account. . . . . . . . . . . . . . . . . . . . .  23

SECTION 4.  TERM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
     4.1    Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
     4.2    Early Termination. . . . . . . . . . . . . . . . . . . . . . . .  23
     4.3    Effect of Termination. . . . . . . . . . . . . . . . . . . . . .  23

SECTION 5.  COLLATERAL . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
     5.1    Security Interests in Borrower's Assets. . . . . . . . . . . . .  23
     5.2    Financing Statements and Mortgages; Further Assurances . . . . .  25

SECTION 6.  CONDITIONS TO INITIAL EXTENSION OF CREDIT. . . . . . . . . . . .  25
     6.1    Loan Documents . . . . . . . . . . . . . . . . . . . . . . . . .  25
     6.2    Representations and Warranties . . . . . . . . . . . . . . . . .  25


                                         (i)

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     6.3    Certified Copies of Corporate Documents. . . . . . . . . . . . .  25
     6.4    Proof of Corporate Action. . . . . . . . . . . . . . . . . . . .  25
     6.5    Legal Opinions . . . . . . . . . . . . . . . . . . . . . . . . .  26
     6.6    Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
     6.7    Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
     6.8    Minimum Closing Availability . . . . . . . . . . . . . . . . . .  26

SECTION 7.  CONDITIONS TO MAKING EACH LOAN . . . . . . . . . . . . . . . . .  26
     7.1    Applications and Compliance. . . . . . . . . . . . . . . . . . .  26
     7.2    Representations and Warranties . . . . . . . . . . . . . . . . .  27
     7.3    Performance, etc . . . . . . . . . . . . . . . . . . . . . . . .  27

SECTION 8.  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . .  27
     8.1    Corporate Existence: Good Standing . . . . . . . . . . . . . . .  27
     8.2    Corporate Authority, etc . . . . . . . . . . . . . . . . . . . .  28
     8.3    Binding Effect of Documents, etc . . . . . . . . . . . . . . . .  28
     8.4    No Events of Default . . . . . . . . . . . . . . . . . . . . . .  28
     8.5    No Governmental Consent Necessary. . . . . . . . . . . . . . . .  28
     8.6    No Proceedings . . . . . . . . . . . . . . . . . . . . . . . . .  29
     8.7    No Violations of Laws. . . . . . . . . . . . . . . . . . . . . .  29
     8.8    Use of Proceeds of the Loan. . . . . . . . . . . . . . . . . . .  29
     8.9    Financial Statements . . . . . . . . . . . . . . . . . . . . . .  29
     8.10   Changes in Financial Condition . . . . . . . . . . . . . . . . .  30
     8.11   Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
     8.12   Inventory. . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
     8.13   Equipment. . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
     8.14   Taxes and Assessments. . . . . . . . . . . . . . . . . . . . . .  30
     8.15   ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
     8.16   O.S.H.A. and Environmental Matters . . . . . . . . . . . . . . .  31
     8.17   Location of Collateral . . . . . . . . . . . . . . . . . . . . .  31
     8.18   Other Liens. . . . . . . . . . . . . . . . . . . . . . . . . . .  31
     8.19   Books and Records. . . . . . . . . . . . . . . . . . . . . . . .  32
     8.20   Representations and Warranties: True, Accurate and Complete. . .  32
     8.21   Location of Offices. . . . . . . . . . . . . . . . . . . . . . .  32

SECTION 9.  AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . .  32
     9.1    Notify Lender. . . . . . . . . . . . . . . . . . . . . . . . . .  32
     9.2    Pay Taxes and Liabilities; Comply with Agreement . . . . . . . .  32
     9.3    Observe Covenants, etc . . . . . . . . . . . . . . . . . . . . .  33
     9.4    Maintain Corporate Existence and Qualifications. . . . . . . . .  33
     9.5    Information and Documents to be Furnished to Lender. . . . . . .  33


                                         (ii)

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     9.6    Access to Records and Property . . . . . . . . . . . . . . . . .  35
     9.7    Comply with Laws . . . . . . . . . . . . . . . . . . . . . . . .  35
     9.8    Insurance Required . . . . . . . . . . . . . . . . . . . . . . .  36
     9.9    Condition of Collateral; No Liens. . . . . . . . . . . . . . . .  36
     9.10   Payment of Proceeds. . . . . . . . . . . . . . . . . . . . . . .  36
     9.11   Records. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
     9.12   Delivery of Documents. . . . . . . . . . . . . . . . . . . . . .  36
     9.13   United States Contracts. . . . . . . . . . . . . . . . . . . . .  37
     9.14   Name Changes; Location Changes . . . . . . . . . . . . . . . . .  37
     9.15   Further Assurances . . . . . . . . . . . . . . . . . . . . . . .  37
     9.16   Indemnification. . . . . . . . . . . . . . . . . . . . . . . . .  37
     9.17   Operating Accounts . . . . . . . . . . . . . . . . . . . . . . .  38
     9.18   Tradestyles. . . . . . . . . . . . . . . . . . . . . . . . . . .  38

SECTION 10. NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . .  39
     10.1   No Consolidation, Merger, Acquisition. . . . . . . . . . . . . .  39
     10.2   Disposition of Assets or Collateral. . . . . . . . . . . . . . .  39
     10.3   Other Liens. . . . . . . . . . . . . . . . . . . . . . . . . . .  39
     10.4   Other Liabilities. . . . . . . . . . . . . . . . . . . . . . . .  39
     10.5   Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
     10.6   Guaranties . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
     10.7   Remove Property. . . . . . . . . . . . . . . . . . . . . . . . .  40
     10.8   Transfers of Notes or Accounts . . . . . . . . . . . . . . . . .  40
     10.9   Dividends. . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
     10.10  Sale or Pledge of Shares . . . . . . . . . . . . . . . . . . . .  40
     10.11  Modification of Documents. . . . . . . . . . . . . . . . . . . .  40
     10.12  Change Business. . . . . . . . . . . . . . . . . . . . . . . . .  40
     10.13  Settlements. . . . . . . . . . . . . . . . . . . . . . . . . . .  40
     10.14  Ratio of Debt to Tangible Net Worth. . . . . . . . . . . . . . .  40
     10.15  Tangible Net Worth . . . . . . . . . . . . . . . . . . . . . . .  40
     10.16  PAYMENTS TO PARENT AND AFFILIATES. . . . . . . . . . . . . . . .  41

SECTION 11. EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . .  42
     11.1   Failure to Pay . . . . . . . . . . . . . . . . . . . . . . . . .  42
     11.2   Failure of Insurance . . . . . . . . . . . . . . . . . . . . . .  42
     11.3   Failure to Perform . . . . . . . . . . . . . . . . . . . . . . .  42
     11.4   Cross Default. . . . . . . . . . . . . . . . . . . . . . . . . .  42
     11.5   False Representation or Warranty . . . . . . . . . . . . . . . .  42
     11.6   Liquidation, Voluntary Bankruptcy, Dissolution, Assignment to
            Creditors. . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
     11.7   Involuntary Petition Against Borrower or any of the Guarantors .  43


                                        (iii)

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     11.8     Guarantor's Disclaimer of Liability . . . . . . . . . . . . .   43
     11.9     Judgments; Levies . . . . . . . . . . . . . . . . . . . . . .   43
     11.10    Change in Condition. . . . . . . . . . . . . . . . . . . . . .  43
     11.11    Environmental Claims . . . . . . . . . . . . . . . . . . . . .  43
     11.12    Failure to Notify. . . . . . . . . . . . . . . . . . . . . . .  43
     11.13    Failure to Deliver Documentation . . . . . . . . . . . . . . .  43
     11.14    Change in Ownership. . . . . . . . . . . . . . . . . . . . . .  44
     11.15    Non-Payment of Debts . . . . . . . . . . . . . . . . . . . . .  44
     11.16    Dissolution; Maintenance of Existence. . . . . . . . . . . . .  44
     11.17    Indictment . . . . . . . . . . . . . . . . . . . . . . . . . .  44
     11.18    Tax Liens. . . . . . . . . . . . . . . . . . . . . . . . . . .  44

SECTION 12.   REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
     12.1      Acceleration; Other Remedies. . . . . . . . . . . . . . . . .  44
     12.2      Set-off . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
     12.3      Cumulative Remedies; Waivers. . . . . . . . . . . . . . . . .  46
     12.4      Other Property. . . . . . . . . . . . . . . . . . . . . . . .  47
     12.5      Costs and Expenses. . . . . . . . . . . . . . . . . . . . . .  47
     12.6      No Marshalling. . . . . . . . . . . . . . . . . . . . . . . .  47
     12.7      No Implied Waivers; Rights Cumulative . . . . . . . . . . . .  47
     12.8      Recision of Rights of Borrower. . . . . . . . . . . . . . . .  48

SECTION 13.    OTHER RIGHTS OF LENDER. . . . . . . . . . . . . . . . . . . .  48
     13.1      Collections . . . . . . . . . . . . . . . . . . . . . . . . .  48
     13.2      Repayment of Obligations. . . . . . . . . . . . . . . . . . .  49
     13.3      Notification of Account Debtors and Bailees of Inventory. . .  49
     13.4      Lender Appointed Attorney-in-Fact . . . . . . . . . . . . . .  50
     13.5      Release of Lender . . . . . . . . . . . . . . . . . . . . . .  50
     13.6      Uniform Commercial Code . . . . . . . . . . . . . . . . . . .  51
     13.7      Preservation of Collateral. . . . . . . . . . . . . . . . . .  51
     13.8      Lender's Right to Cure. . . . . . . . . . . . . . . . . . . .  51
     13.9      Test Verifications. . . . . . . . . . . . . . . . . . . . . .  51
     13.10     Inspection of Collateral. . . . . . . . . . . . . . . . . . .  52

SECTION 14.    PROVISIONS OF GENERAL APPLICATION . . . . . . . . . . . . . .  52
     14.1      Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
     14.2      Consents. . . . . . . . . . . . . . . . . . . . . . . . . . .  52
     14.3      Survival. . . . . . . . . . . . . . . . . . . . . . . . . . .  53
     14.4      Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
     14.5      Amendments; Waiver of Defaults. . . . . . . . . . . . . . . .  53
     14.6      Binding on Successors . . . . . . . . . . . . . . . . . . . .  54


                                         (iv)

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     14.7      Invalidity. . . . . . . . . . . . . . . . . . . . . . . . . .  54
     14.8      Section or Paragraph Headings . . . . . . . . . . . . . . . .  54
     14.9      Governing Law . . . . . . . . . . . . . . . . . . . . . . . .  54
     14.10     Waiver of Jury Trial. . . . . . . . . . . . . . . . . . . . .  54
     14.11     Consent to Jurisdiction . . . . . . . . . . . . . . . . . . .  54
     14.12     Entire Agreement. . . . . . . . . . . . . . . . . . . . . . .  55
     14.13     Counterparts. . . . . . . . . . . . . . . . . . . . . . . . .  55


                                         (v)

                             LOAN AND SECURITY AGREEMENT


     THIS LOAN AND SECURITY AGREEMENT dated this 24th day of December, 1997 by and between MIDLAND USA, INC., a Delaware Corporation, with its principal place of business located at 1609 North Topping Avenue, Kansas City, Missouri 64120 (as further defined below, the "BORROWER") and SUMMIT COMMERCIAL/GIBRALTAR CORP., having a place of business at 546 Fifth Avenue, New York, New York 10036 (as further defined below, the "LENDER").

                                   R E C I T A L S:

     WHEREAS, Borrower desires to enter into certain financing arrangements with Lender pursuant to which Lender may make loans and provide other financial accommodations to Borrower; and

     WHEREAS, all loans, advances and other financial accommodations provided by Lender to Borrower will benefit and are necessary and essential to Borrower in the conduct of its business; and

     WHEREAS, Lender is willing to make such loans and provide such financial accommodations provided that Borrower (a) undertakes and assumes the liability for all loans, advances, extensions of credit and other financial accommodations to be provided by Lender, whether provided for hereunder or otherwise, including all principal, interest, fees and charges in connection therewith,(b) grants security interests and liens to Lender for such undertakings as provided herein and (c) agrees to the terms and conditions hereinafter set forth; and

     WHEREAS, Borrower is willing to agree as aforesaid and to execute and deliver all documents, agreements or instruments necessary or reasonable in connection therewith as set forth herein.

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements herein contained and other good and valuable consideration, Lender and Borrower mutually covenant, warrant and agree as follows:

SECTION 1.     DEFINITIONS AND RULES OF INTERPRETATION AND
                CONSTRUCTION.

     SPECIFIC TERMS DEFINED. The following terms (including both the singular and plurals thereof) shall have the following meanings unless the context indicates otherwise:

     1.1 "ACCOUNT DEBTOR" or "ACCOUNT DEBTOR" shall have the meaning ascribed to such term in the UCC and shall also include a Person obligated for payment of an Account.

     1.2 "ACCOUNTS" shall mean all "accounts" as defined in the UCC, and, in addition, any and all obligations of any kind at any time due and/or owing to Borrower, whether now existing or hereafter arising, and all rights of Borrower to receive payment or any other consideration (whether classified under the UCC of the State of New York or any other State as accounts, accounts receivable, contract rights, chattel paper, general intangibles or otherwise) including, without limitation, invoices, contract rights, accounts receivable, general intangibles, choses-in-action, notes, drafts, acceptances, instruments and all other debts, obligations and liabilities in whatever form owing to Borrower from any person, firm, governmental authority, corporation or any other entity, all security therefor, and all Borrower's rights to goods sold (whether delivered, undelivered, in transit or returned), which may be represented thereby, or with respect thereto, including, but not limited to, all rights as an unpaid vendor (including stoppage in transit, replevin or reclamation), all additional amounts due from any Account Debtor irrespective of whether such additional amounts have been specifically assigned to Lender, together with all Proceeds and products of any and all of the foregoing.

     1.3  "ACCOUNTS ADVANCES" shall have the meaning set forth in Section 2.2.

     1.4  "ACCOUNTS AVAILABILITY" shall have the meaning set forth in
Section 2.2.

     1.5 "AFFILIATE" shall mean, in relation to any corporation, any Person that (directly or indirectly) controls or is controlled by or is under common control with such corporation. For the purposes of this definition, the term "control", as used with respect to any person, shall mean the possession (directly or indirectly) of the power to direct or to cause the direction of the management or the policies of such person, whether through the ownership of any class of stock or equity of such person or by contract or otherwise.

     1.6 "AGREEMENT" shall mean this Loan and Security Agreement (including all Schedules and Exhibits annexed hereto) as originally executed or, if amended, modified, supplemented, renewed or extended from time to time, as so amended, modified, supplemented, renewed or extended.

     1.7  "BANK" shall mean Summit Bank or its successor.

     1.8 "BASE" or "BASE RATE" shall mean the fluctuating rate of interest that the Bank adopts on a daily basis as its official Base Rate. The Base Rate is not tied to any external rate of interest or index and does not necessarily reflect the lowest rate of interest actually charged at any given time by the Bank to any particular class or category of customers of the Bank. Any change in the Base Rate shall be effective immediately when adopted by the Bank, without notice to Borrower.

     1.9  "BORROWER" shall mean MIDLAND USA, INC. and its successors.

     1.10 "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or any other day on which banks located in the State of New Jersey or New York City are authorized or required to close under applicable banking laws.

     1.11 "CAPITAL ASSETS" shall mean, in accordance with GAAP, fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and goodwill) PROVIDED, THAT, Capital Assets shall not include any item depreciated or amortized over a useful life of 12 months or less.

     1.12 "CAPITAL EXPENDITURES" shall mean expenditures or obligations incurred for the acquisition of Capital Assets.

     1.13 "COLLATERAL" shall have the meaning as set forth in Section 5.1 hereof.

     1.14 "CURRENT ASSETS" shall mean the assets of Borrower that are classified as current assets in accordance with GAAP.

     1.15 "CURRENT LIABILITIES" shall mean all liabilities of Borrower that are classified as current liabilities in accordance with GAAP, including, but not limited to, all obligations payable on demand or within one (1) year after the date on which the determination is made.

     1.16 "DEBT" shall mean, with respect to any Person, at any applicable time, the aggregate sum of the following items:(a) the unpaid principal balance of all indebtedness and liabilities owed to any other Person from time to time (including any renewals, extensions and refundings thereof), whether or not the indebtedness or liability was heretofore or hereafter created, issued, incurred, assumed or guarantied, as determined in accordance with GAAP;(b) the unpaid principal balance of all indebtedness or liabilities for the deferred purchase price of property or services rendered (including accounts payable);(c) all obligations as lessee under leases which have been or should be, in accordance with GAAP, recorded as capitalized lease liabilities,(d) all Current Liabilities in respect of unfunded vested benefits under any Plan covered by Title IV of ERISA,(e) all obligations, contingent or otherwise relative to the face amount of all letters of credit issued for said Person's account, whether or not drawn;(f) all obligations outstanding under banker's acceptance facilities issued for the account of said Person,(g) all guarantees, endorsements and other contingent obligations to purchase, to provide funds for payments, to supply funds to invest in any Person or otherwise to assure a creditor against loss, and (h) all obligations secured by any mortgage, lien, pledge, or security interest or other charge or encumbrance on property of such Person, whether or not the obligations have been assumed or there is liability for any deficiency.

     1.17 "DEFAULT" shall mean any of the events of default as defined and described in this Agreement, whether or not any requirement for the giving of notice, passing of time, or both, or the happening of any other condition, has been satisfied.

     1.18 "DOCUMENTARY L/C ACCOMMODATION SUBLIMIT" shall have the meaning set forth in Section 2.4(b).

     1.19 "ELIGIBLE ACCOUNTS" shall mean the Accounts as to which Borrower has furnished to Lender information adequate to identify the same, at such times and in such form as has been or, from time to time may be, requested by Lender, which meet all of the following criteria on the origination date of the said Accounts and continuing thereafter until collected, and which is, in all other respects, acceptable to Lender:

          (a) Such Accounts shall be valid and legally enforceable, owing to Borrower for the performance of services or the sale of goods arising in the ordinary course of business for which Borrower has delivered, or, at the time of origination of such Accounts, if required by Lender, will deliver to Lender, invoices, billings and shipping documents and other documents evidencing the obligation of Borrower's customer to pay such Accounts;

          (b) Such Accounts are not unpaid more than ninety (90) days after the date of the original invoice for them, PROVIDED THAT, in Lender's sole discretion, with respect to certain Accounts for which dating has been given, such Accounts are not unpaid more than one hundred twenty (120) days after the date of the original invoice for them;

          (c) Such Accounts do not arise from sales on consignment, progress billings, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

          (d) Borrower is the sole owner of such Accounts and, other than financing statements in favor of Lender, no financing statement covering such Accounts or their proceeds is on file in any public office, and neither Borrower nor Lender have received any notice of any proposed acquisition of any security interest in such Accounts;

          (e) The chief executive office of the account debtor with respect to such Accounts is located in the United States of America, or, at Lender's option, if either: (i) the account debtor has delivered to Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Lender, sufficient to cover such Account, in form and substance satisfactory to Lender and, if required by Lender, the original of such letter of credit has been delivered to Lender or Lender's agent and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Lender, or (ii) such Account is subject to credit insurance payable to Lender issued by an insurer and on terms and in an amount acceptable to Lender;

          (f) Such Accounts do not consist of bill and hold invoices or retainage invoices;

          (g) Such Accounts are not subject to any counterclaim, defense or dispute and the account debtor with respect to such Accounts does not have, and does not engage in transactions which may give rise to, any right of setoff against such Accounts (but, in the discretion of Lender, the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by Borrower to such account debtor or claimed owed by such account debtor may be deemed Eligible Accounts);

          (h) No facts, events or occurrences exist which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;

          (i) Neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee or agent of or affiliated with Borrower directly or indirectly by virtue of family membership, ownership, control, management or otherwise;

          (j) The account debtor with respect to any such Account is not any foreign government. If the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon Lender's request, the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Lender;

          (k) To the best knowledge of Borrower, after due investigation, there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which might result in any material adverse change in any such account debtor's financial condition;

          (l) Such Accounts of a single account debtor or its affiliates do not constitute more than twenty-five (25%) percent of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of such percentage may be deemed Eligible Accounts);

          (m) Such Accounts are not owed by an account debtor who has Accounts unpaid more than ninety (90) days after the date of the original invoice for them which constitute more than fifty (50%) percent of the total Accounts of such account debtor; and

          (n) Such Accounts are deemed creditworthy at all times by Lender, as determined by Lender.

General criteria for Eligible Accounts may be established and revised from time to time by Lender in good faith. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

     1.20 "ELIGIBLE INVENTORY" shall mean the Inventory as to which Borrower has furnished to Lender information adequate to identify the same at such times and in such form as has been, or from time to time may be, requested by Lender, which meets all of the following criteria on the date of any requested Inventory Advance under this Agreement and while any Obligations are outstanding, and which is, in all other respects, acceptable to Lender:

          (a) Borrower is the sole owner of the Inventory, none of the Inventory is being held by Borrower on a consignment basis, or on a bill and hold basis, and Borrower has not sold, assigned, transferred, mortgaged or hypothecated, nor released from Lender's security interest, all or any portion thereof, nor are they subject to any claim or security interest of any Persons (other than Lender);

          (b) No Financing Statement covering any of the Inventory or its proceeds is on file in any public office (other than the Financing Statement filed by Lender), and neither Borrower nor Lender has received any notice of any proposed acquisition of any security interest in the Inventory;

          (c) If any of the goods are represented or covered by documents of title, instruments or chattel paper, Borrower is the owner of all such documents, instruments and chattel paper, and none of it has been sold or transferred nor has any security interest in all or any portion thereof been acquired or granted to any person;

          (d) The Inventory is in good and marketable condition and meets all standards imposed by any governmental agency, department or division thereof having regulatory authority over such Inventory, its use or sale including, but not limited to, the Federal Fair Labor Standards Act of 1938 as amended, and all rules, regulations and orders thereunder;

          (e) The Inventory is currently either usable or salable in the normal course of Borrower's business;

          (f) The Inventory consists of finished goods or spare parts held for resale in the ordinary course of the business of Borrower acceptable to Lender;

          (g)  The Inventory is current and not out of date;

          (h)  The Inventory is not damaged, defective or returned Inventory;

          (i) The Inventory is located at premises owned or controlled by Borrower and is not in the control or possession of third parties;

          (j)  Eligible L/C Inventory; and

          (k)  The Inventory is not Linear Modulation Inventory.

General criteria for Eligible Inventory may be established and revised from time to time by Lender in good faith. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

     1.21 "ELIGIBLE L/C INVENTORY" shall mean all Inventory owned by Borrower and covered by an L/C Accommodation and which Inventory is or will be in transit to one of the Borrower's addresses set forth in Schedule B and which Inventory
(a) is fully insured and evidence thereof is provided to Lender;(b) is subject to a first and only Lien upon such goods in favor of Lender;(c) all documents, notices, instruments, statements and bills of lading relating thereto, if any, which Lender may deem necessary or desirable to evidence ownership by Borrower and/or to give effect to and protect the liens, security interests and other rights of Lender in connection therewith, are delivered to Lender; and (d) is otherwise deemed to be "Eligible Inventory" pursuant to Section 1.20 of the Agreement.

     1.22 "ENVIRONMENTAL LAW" or "ENVIRONMENTAL LAWS" shall mean all federal, state and local laws, statutes, ordinances and regulations now or hereafter in effect, and in each case as amended or supplemented from time to time, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 ET SEQ.) ("CERCLA"); the Hazardous Material Transportation Act, as amended (49 U.S.C.

Section 180 ET SEQ.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. Section 136 ET SEQ.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901 ET SEQ.) ("RCRA"); the Toxic Substance Control Act, as amended (42 U.S C. Section 7401 ET SEQ.); the Clean Air Act, as amended (42 U.S.C. Section 740 ET SEQ.); the Federal Pollution Control Act, as amended (33 U.S.C. Section 1251 ET SEQ); the Occupational Safety and Health Act, as amended (29 U.S.C. Section 651 ET SEQ.); the Safe Drinking Water Act, as amended (42 U.S.C. Section 300f ET SEQ.); the Food, Drug and Cosmetic Act, as amended (21 U.S.C. Section 301 ET SEQ.); the Medical Waste Tracking Act of 1988, Pub. L. No. 100-582, 102 Stat. 2950 (1988), and their state and local counterparts or equivalents.

     1.23 "ENVIRONMENTAL LIABILITIES AND COSTS" shall mean, as to any Person, all liabilities obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, and which arise from any environmental, health or safety conditions, or a Release or conditions that are reasonably likely to result in a Release, and result from the past, present or future operations of such Person or any of its Subsidiaries.

     1.24 "ENVIRONMENTAL LIEN" shall mean any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

     1.25 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

     1.26 "EQUIPMENT" shall mean "equipment", as such term is defined in the UCC, now owned or hereafter acquired by Borrower and, wherever located, and shall include, without limitation, all equipment, machinery, furniture, fixtures, computer equipment, telephone equipment, molds, tools, dies, partitions, tooling, transportation equipment, all other tangible assets used in connection with the manufacture, sale or lease of goods or rendition of services, and Borrower's interests in any leased equipment, and all repairs, modifications, alterations, additions, controls and operating accessories thereof or thereto, and all substitutions and replacements therefor.

     1.27 "EXCESS CASH FLOW" shall have the meaning set forth in Section 10.17.

     1.28 "EVENT OF DEFAULT" shall mean the occurrence or existence of any event or condition described in Section 11 of this Agreement.

     1.29 "FINANCING STATEMENTS" shall mean the Uniform Commercial Code UCC-1 Financing Statements to be filed with applicable governmental authorities of each State or Commonwealth or political subdivisions thereof where the Collateral is or may hereafter be located pursuant to which Lender shall perfect its security interest in the Collateral.

     1.30 "FISCAL YEAR" shall mean that twelve (12) month period (or such other twelve (12) month period as agreed upon by Borrower and Lender) commencing on October 1 and ending on September 30 of each year.

     1.31 "FOREIGN EXCHANGE LETTERS OF CREDIT" shall mean standby letters of credit issued for the benefit of Borrower in the ordinary course of Borrower's business as presently conducted in connection with currency hedging transactions.

     1.32 "FX L/C ACCOMMODATION SUBLIMIT" shall have the meaning set forth in
Section 2.4(b).

     1.33 "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" OR "GAAP" shall mean generally accepted principles and practices for financial statements as promulgated and modified from time to time by the Accounting Principles Board, American Institute of Certified Public Accountants and the Financial Accounting Standards Board, which are applicable to the circumstances as of the date of any determination, applied on a consistent basis.

     1.34 "GOVERNMENTAL AUTHORITY" or "GOVERNMENTAL AUTHORITIES" shall mean any federal, state, county or municipal governmental agency, board, commission, officer, official or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government whose consent or approval is required as a prerequisite to (a) the continued uninterrupted operation of Borrower's business operations, or (b) the performance of any act or obligation or the observance of any agreement or condition of Borrower under this Agreement or the other Loan Documents.

     1.35 "GUARANTOR" shall mean any Person that now or hereafter guaranties any of the Obligations of Borrower to Lender or executes a validity guaranty in favor of Lender.

     1.36 "GUARANTY" shall mean any guaranty, including, without limitation, any validity guaranty, now or hereafter executed and delivered to Lender by any Guarantor.

     1.37 "INDEBTEDNESS" shall mean all of the obligations of Borrower which, in accordance with GAAP, should be classified upon Borrower's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including without limitation, in any event and whether or not so classified:

          (a) all debt and similar monetary obligations of Borrower, whether direct or indirect, including, without limitation, Subordinated Debt;

          (b) all obligations of Borrower arising or incurred under or in respect of any guaranties (whether direct or indirect) by Borrower of the indebtedness, obligations or liabilities of any other Person; and

          (c) all obligations of Borrower arising or incurred under or in respect of any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations.

     1.38 "INVENTORY" shall mean any "inventory," as such term is defined in the UCC, now owned or hereafter acquired by Borrower, wherever located, and, in any event, shall include, without limitation, all raw materials, work-in-process, finished and semi-finished Inventory including, without limitation, all materials, parts, components and supplies relating to the manufacture or assembly thereof, packaging and shipping supplies relating thereto, and all other inventory, merchandise, goods and other personal property now or hereafter owned by Borrower, which are held for sale, exchange or lease or are furnished or are to be furnished under a contract of service or an exchange arrangement or which constitute raw materials, work-in-process or materials used or consumed or to be used or consumed in Borrower's business, or the processing, packaging, delivery or shipping of the same, and all finished goods and the products of the foregoing, whatever form and wherever located; and all names or marks affixed to or to be affixed thereto for purposes of selling same by the seller, manufacturer, lessor or licensor thereof and all right, title and interest of Borrower therein and thereto;

     1.39 "INVENTORY ADVANCES" shall have the meaning set forth in Section 2.3.

     1.40 "INVENTORY AVAILABILITY" shall have the meaning set forth in Section 2.3.

     1.41 "LENDER" shall mean SUMMIT COMMERCIAL/GIBRALTAR CORP. and its successors and assigns.

     1.42 "L/C ACCOMMODATIONS" shall have the meaning set forth in Section 2.4.

     1.43 "LIEN" or "LIEN" shall mean any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, lien (statutory or other), charge, or other encumbrance of any kind or nature whatsoever (including, without limitation, pursuant to any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing) on personal or real property or fixtures.

     1.44 "LINEAR MODULATION INVENTORY" shall mean any finished goods inventory owned by Borrower which is purchased from Securicor Radiocom Limited and which consists of inventory utilizing linear modulation narrow band radio technology.

     1.45 "LOAN" shall have the meaning set forth in Section 2.1.

     1.46 "LOAN ACCOUNT" shall have the meaning set forth in Section 2.9.

     1.47 "LOAN DOCUMENTS" shall mean this Agreement and any and all other agreements, notes, documents, mortgages, financing statements, guaranties certificates and instruments executed and/or delivered by Borrower or any other Person to Lender pursuant to and in connection with the Loan and this Agreement, together with any amendments, modifications, supplements, renewals and extensions thereof or thereto.

     1.48 "MAXIMUM CREDIT" shall mean the amount of $5,000,000.

     1.49 "NET AMOUNT OF ELIGIBLE ACCOUNTS" shall mean the gross amount of Eligible Accounts less sales, excise or similar taxes included in the amount thereof and less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

     1.50 "NET AVAILABILITY" shall mean the sum of the Accounts Availability and Inventory Availability LESS any Reserves.

     1.51 "NET INCOME" shall mean, for any applicable period, all revenues of Borrower for such period derived from whatever source determined in accordance with GAAP, reduced by all expenses of Borrower, whether operating, non-operating or extraordinary.

     1.52 "OBLIGATIONS" shall mean any and all Loans and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower to Lender and/or its Affiliates, including, without limitation, principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

     1.53 "OBLIGATION" shall mean any one of the Obligations.

     1.54 "PARTICIPANT" shall mean any Person or entity which at any time participates with Lender in respect of all or any portion of the Obligations of Borrower or any of them.

     1.55 "PERMITTED ENCUMBRANCES" shall mean the following: (a)security interests and liens granted to Lender or its Affiliates; (b) purchase money security interests in favor of equipment vendors upon any Capital Assets hereafter acquired (including, without limitation, capitalized or finance leases); PROVIDED THAT,(i) no such purchase money or other mortgage, lien or security interest (or capitalized or finance lease, as the case may be) with respect to specific future Capital Assets or as refinanced shall extend to or cover any other property, other than the specific Capital Assets so acquired, and the proceeds thereof,(ii) such mortgage, lien or security interest only secures the cost or obligation to pay the purchase price of such specific Capital Assets (or the obligations under the capitalized or finance lease) and
(iii) the principal amount secured thereby shall not exceed one hundred (100%) percent of the cost of the Capital Assets so acquired; and (c) the leases, security interests, liens and other encumbrances as set forth on SCHEDULE A annexed hereto and made a part hereof.

     1.56 "PERSON" or "PERSON" shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

     1.57 "PROCEEDS" shall have the meaning ascribed to such term in the UCC and shall also include, but not be limited to, (a)any and all proceeds of any and all insurance (including, without limitation, life insurance, business interruption insurance and credit insurance), indemnity, warranty or guaranty payable to Borrower from time to time with respect to any of the Collateral or otherwise,(b) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency or any other Person (whether or not acting under color of Governmental Authority) and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

     1.58 "RESERVES" shall mean, as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Revolving Loans and L/C Accommodations which would otherwise be available to Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, do or may affect either (i) the Collateral or any other property which is security for the Obligations or its value,(ii) the assets, business or prospects of Borrower or any Obligor or (iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof); or (b) to reflect outstanding L/C Accommodations as provided in Section 2.4; or (c) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

     1.59 "REVOLVING LOANS" shall mean the Accounts Advances, Inventory Advances and any other advance now or hereafter made by Lender to or for the benefit of Borrower on a revolving basis (involving advances, repayments and readvances) pursuant to the terms of this Agreement.

     1.60 "STANDBY L/C ACCOMMODATION SUBLIMIT" shall have the meaning set forth in Section 2.4(b).

     1.61 "SUBORDINATED CREDITORS" shall have the meaning set forth in Section 10.16.

     1.62 "SUBORDINATION AGREEMENT" shall have the meaning set forth in Section 10.16.

     1.63 "SUBORDINATED DEBT" shall mean, at any particular time, all of the Indebtedness of Borrower that shall be expressly subordinated upon written terms and conditions, satisfactory to Lender, in right of payment to the prior payment in full of all of the Obligations.

     1.64 "SUBSIDIARY" shall mean, as to any Person, a corporation with respect to which more than fifty (50%) percent of the outstanding shares of stock of each class having voting power is at the time owned by such Person or by one or more Subsidiaries of such Person or by such Person.

     1.65 "TANGIBLE NET WORTH" shall mean, as to Borrower, at any applicable time, the excess of total assets over total liabilities each to be determined in accordance with GAAP consistently applied excluding however from the determination of total assets, all amounts due from any Affiliate, and all assets which would be classified as intangible assets under GAAP including, without limitation, goodwill, patents, trade names, trademarks, copyrights and franchises and excluding from liabilities, indebtedness which is Subordinated Debt.

     1.66 "TERM" shall have the meaning set forth in Section 4.1.

     1.67 "TERMINATION FEE DEFAULT" shall mean the occurrence of any one or more of the following: the non-payment when due of any of the Obligations; or if any warranty or representation or other statement furnished to Lender by Borrower herein or in any of the other Loan Documents furnished in connection herewith, proves to have been false or misleading in any material respect when made or furnished; or the breach of those covenants contained herein or in the other Loan Documents providing for the proper maintenance and insurance of the Collateral, and providing for the Collateral to remain free from liens and security interests except as permitted herein; or the occurrence of an Event of Default specified in Sections 11.6, 11.7, 11.10, 11.16, 11.17 or 11.18.

     1.68 "TERM LOAN" shall have the meaning set forth in Section 2.5.

     1.69 "TERM NOTE" shall have the meaning set forth in Section 2.5.

     1.70 "TRADESTYLE" AND "TRADESTYLES" shall have the meaning set forth in
Section 9.18.

     1.71 "UCC" shall mean the Uniform Commercial Code as enacted in New York (or any successor legislation thereto), as the same may be amended from time to time, and the state counterparts thereof as may be enacted in such states or jurisdictions where any of the Collateral is located or held.

     1.72 "VALUE" shall mean, as determined by Lender in good faith, with respect to Inventory, the lower of (a) cost or (b) market.

     1.73 "WORKING CAPITAL" shall mean as to Borrower, at any applicable time, the amount equal to the difference between: (a) the aggregate net book value of all Current

Assets of Borrower and its subsidiaries, and (b) all Current Liabilities of Borrower and its subsidiaries.

     1.74 RULES OF INTERPRETATION AND CONSTRUCTION. In this Agreement unless the context otherwise requires:

          (a) All terms used herein which are defined in the UCC (as presently in effect in the State of New York) shall have the meanings given therein unless otherwise defined in this Agreement;

          (b) Sections mentioned by number only are the respective Sections of this Agreement as so numbered;

          (c) Words importing a particular gender shall mean and include the other gender and words importing the singular number mean and include the plural number and vice versa;

          (d) Words importing persons shall mean and include firms, associations, partnerships (including limited partnerships), societies, trusts, corporations or other legal entities, including public or governmental bodies, as well as natural persons;

          (e) Each reference in this Agreement to a particular person shall be deemed to include a reference to such person's successors and permitted assigns;

          (f) Any headings preceding the texts of any Section of this Agreement, and any table of contents or marginal notes appended to copies hereof are intended, solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect;

          (g) If any clause, provision or section of this Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any of the remaining provisions thereof;

          (h) The terms "herein", "hereunder", "hereby", "hereto", and any similar terms as used in this Agreement refer to this agreement; the term "heretofore" means before the date of execution of this Agreement; and the term "hereafter" shall mean after the date of execution of this Agreement;

          (i) This Agreement and all matters relating hereto shall be governed by and construed and interpreted in accordance with the laws of the State of New York (without reference to conflict of laws rules);

          (j) If any clause, provision or section of this Agreement shall be determined to be apparently contrary to or conflicting with any other clause, provision or section of this Agreement, then the clause, provision or section containing the more specific provisions shall control and govern with respect to such apparent conflict;

          (k) Unless otherwise specified,(i) all accounting terms used herein or in any Loan Document shall be interpreted in accordance with GAAP,(ii) all accounting determinations and computations hereunder or thereunder shall be made in accordance with GAAP, and (iii) all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with GAAP; and

          (l) An Event of Default shall exist or continue or be continuing unless such Event of Default is waived by Lender in accordance with the terms of this Agreement.

          (m) The word "and" when used from time to time herein shall mean "or" or "and/or" if such meaning is expansive of the rights or interests of Lender in the given context.

SECTION 2.     LOANS AND ADVANCES.

     2.1 COMMITMENT. Subject to the terms and conditions hereof and of the other Loan Documents, Lender agrees to make available to Borrower a revolving line of credit consisting of such loans, advances and other financial accommodations as are described in Sections 2.2, 2.3 and 2.4 hereof and a term loan as described in Section 2.5 hereof (collectively, the "LOAN").

     2.2  ACCOUNTS ADVANCES.

          (a) Lender agrees to make loans and advances to Borrower, from time to time, in its sole discretion, in respect of Borrower's Eligible Accounts ("ACCOUNTS ADVANCES") in an amount equal to eighty-five (85%) percent (or such lesser percentage as Lender may determine) of the Net Amount of Eligible Accounts ("ACCOUNTS AVAILABILITY").

          (b) Any Account which Lender determines to be ineligible or unacceptable for borrowing purposes at any time shall nevertheless be and remain at all times part of the Collateral (as defined below).

     2.3  INVENTORY ADVANCES.

          (a) In addition to the Accounts Advances, Lender agrees to make loans and advances to Borrower, from time to time, in its sole discretion, in respect of Borrower's Eligible Inventory ("INVENTORY ADVANCES") in an amount equal to
(i) fifty (50%) percent (or such lesser percentage as Lender may determine) of the Value of Borrower's Eligible Inventory consisting of finished goods and, in the case of Eligible L/C Inventory, net of all duty, freight, taxes, costs, insurance and other charges and expenses which may pertain to such Eligible L/C Inventory or (ii) twenty-five (25%) percent (or such lesser percentage as Lender may determine) of the Value of Borrower's Eligible Inventory consisting of spare parts ("INVENTORY AVAILABILITY"); EXCEPT THAT, in Lender's sole discretion, (x) the aggregate principal amount of Inventory Advances made by Lender to Borrower shall not, at any time outstanding, exceed $2,500,000 and (y) the aggregate principal amount of Inventory Advances made by Lender to Borrower in respect of Eligible Inventory consisting of spare parts shall not, at any time outstanding, exceed $250,000.

          (b) Any Inventory which Lender determines at any time to be ineligible or unacceptable for borrowing purposes shall nevertheless be and remain at all times part of the Collateral.

     2.4  L/C ACCOMMODATIONS.

          (a) Lender may, in its sole discretion, issue or cause to be issued, from time to time at Borrower's request and on terms and conditions and for purposes satisfactory to Lender, credit accommodations consisting of letters of credit, bankers' acceptances, merchandise purchase guaranties or other guaranties or indemnities for Borrower's account ("L/C ACCOMMODATIONS"). Borrower shall execute and perform additional agreements relating to the L/C Accommodations in form and substance acceptable to Lender and the issuer of any L/C Accommodations, all of which shall supplement the rights and remedies granted herein. Any payments made by Lender or any affiliate of Lender in connection with the L/C Accommodations shall constitute additional Revolving Loans to Borrower.

          (b) No L/C Accommodation will be issued unless the full amount of the L/C Accommodation requested, plus fees and costs for issuance, is less than the Net Availability existing immediately prior to the issuance of the requested L/C Accommodation, but including within the calculation thereof any Eligible L/C Inventory to be purchased or acquired by Borrower under such requested L/C Accommodation, or if the requested L/C Accommodation would cause the outstanding Obligations to exceed the Maximum Credit, or cause the open amount of all L/C Accommodations to exceed, at any one time outstanding, the amount of (i) $1,500,000 for standby letters of credit ("STANDBY L/C ACCOMMODATION SUBLIMIT"),(ii) $2,000,000 for documentary letters of credit

("DOCUMENTARY L/C ACCOMMODATION SUBLIMIT"), and (iii) $300,000 for Foreign Exchange Letters of Credit ("FX L/C ACCOMMODATION SUBLIMIT").

          (c) All indebtedness, liabilities and obligations of any sort whatsoever, however arising, whether present or future, fixed or contingent, secured or unsecured, due or to become due, paid or incurred, arising or incurred in connection with any L/C Accommodation shall be included in the Obligations, and shall include, without limitation,(i) all amounts due or which may become due under any L/C Accommodation; (ii)all amounts charged or chargeable to Borrower or to Lender by any bank, other financial institution or correspondent bank which opens, issues or is involved with such L/C Accommodations; (iii)Lender's L/C Accommodation Charges and all fees, costs and other charges of any issuer of any L/C Accommodation; and (iv) all duties, freight, taxes, costs, insurance and all such other charges and expenses which may pertain directly or indirectly to any Obligations or L/C Accommodations or to the goods or documents relating thereto.

          (d) Borrower unconditionally agrees to indemnify and hold Lender harmless from any and all loss, claim or liability (including reasonable attorneys' fees) arising from any transactions or occurrences relating to any L/C Accommodation established or opened for Borrower's account, the Collateral relating thereto and any drafts or acceptances thereunder, including any such loss or claim due to any action taken by an issuer of any L/C Accommodation. Borrower further agrees to indemnify and hold Lender harmless for any errors or omissions in connection with the L/C Accommodations,(i) caused by Lender, unless such error or omission is caused as a sole result of Lender's willful misconduct or gross negligence or (ii) caused by the issuer of any L/C Accommodation or otherwise. Borrower's unconditional obligation to indemnify and hold Lender harmless under this provision shall not be modified or diminished for any reason or in any manner whatsoever, except for Lender's willful misconduct or gross negligence. Borrower agrees that any charges made to Lender by any issuer of any L/C Accommodation shall be conclusive on Borrower and may be charged to Borrower's account.

          (e) Lender shall not be responsible for: the conformity of any goods to the documents presented; the validity or genuineness of any documents; delay, default, or fraud by Borrower or shipper and/or anyone else in connection with the L/C Accommodations or any underlying transaction.

          (f) Borrower agrees that any action taken by Lender, if taken in good faith, or any action taken by an issuer of any L/C Accommodation, under or in connection with any L/C Accommodation, shall be binding on Borrower and shall not create any resulting liability to Lender. In furtherance thereof, Lender shall have the full right and authority to clear and resolve any questions of non-compliance of documents; to give any instructions as to acceptance or rejection of any documents or goods; to execute for Borrower's account any and all applications for steamship or airway guarantees, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications or L/C Accommodations. All of the foregoing actions may be taken in Lender's sole name, and the issuer thereof shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from Lender, all without any notice to or any consent from Borrower.
None of the foregoing actions described in this subsection (f) may be taken by Borrower without Lender's express written consent, which consent shall not be unreasonably withheld.

     2.5 TERM LOAN. In addition to the Revolving Loans and L/C Accommodations, Lender has contemporaneously herewith made an additional advance to Borrower in the sum of $-0- (the "TERM LOAN"). The Term Loan shall be evidenced by a Promissory Note (the "TERM NOTE"). The indebtedness evidenced by the Term Note shall be payable as set forth therein. As of the date hereof, Borrower acknowledges, confirms and agrees that Borrower has no right to request and Lender has no obligation to make whatsoever any Term Loan to Borrower.

     2.6 MAXIMUM CREDIT. Except in Lender's sole discretion, the aggregate principal amount of the Loan shall not exceed the Maximum Credit.

     2.7 RESERVES. Without limiting any other rights and remedies of Lender hereunder or under the other Loan Documents, all loans, advances or financial accommodations made or otherwise available to Borrower shall be subject to Lender's continuing right, in its sole discretion, to withhold from Borrower's availability under the Loan, a reserve, and to increase and decrease such reserve from time to time, if and to the extent that, in Lender's sole judgment, reasonably exercised, such reserve is necessary to protect the interests of Lender against possible non-payment of Accounts, for any reason, by Account Debtors, possible non-payment by Borrower of any Indebtedness owed to, or liens held by, third parties, or to protect the interests of Lender against the possible adverse effect of any state of facts which does or would, with notice or passage of time or both, constitute an Event of Default hereunder.

     2.8 OVERLINE AND OVERFORMULA RIGHTS. Lender may, from time to time, in its sole discretion, permit the outstanding amounts of any components of, or the aggregate outstanding amounts of, the loans, advances or other financial accommodations to exceed the formulas or limitations set forth in Sections 2.2 through 2.6 hereof. In any such event, and without limiting the rights of Lender to demand payment of the Loan in whole or in part at any time and from time to time, Borrower shall, upon demand by Lender, which may be made at any time and from time to time, immediately repay to Lender, and/or furnish cash collateral to Lender for, such portion of the outstanding loans, advances or other financial accommodations which equals the amount(s) by which the formulas or the limitations set forth herein have been exceeded.

     2.9 THE LOAN ACCOUNTS. Lender will open and maintain a loan account or loan accounts (collectively, the "LOAN ACCOUNT") on its books in the name of Borrower with respect to the Loan. Lender shall render to Borrower on or before the tenth (10th) Business Day of each month a statement of the Loan Account which statement shall be considered correct and accepted by Borrower and binding upon Borrower unless Lender is notified to the contrary within ten (10) days from the receipt of such statement; provided, however, that the failure of Lender to render any such statement in a timely fashion shall not impair the validity or binding nature of the Loan Account.

     2.10 USE OF PROCEEDS. Borrower shall use the initial proceeds of loans and advances made to it hereunder, together with other funds of Borrower, to pay any and all outstanding Indebtedness of Borrower to those parties listed on the Pay Proceeds Authorization executed and delivered by Borrower contemporaneously herewith and for the payment of all fees, costs and expenses associated with or related to the execution and delivery of this Agreement or any transaction related hereto or contemplated herewith. Borrower shall use the proceeds of all future loans, advances and other financial accommodations made to it hereunder, for general operating and working capital purposes in the conduct of its business.

SECTION 3.     INTEREST, FEES AND CHARGES.

     3.1 INTEREST. All Obligations, including the Loans made by Lender pursuant to this Agreement, shall bear interest at the rate of one and one-half (1 1/2%) percent per annum in excess of the Base Rate, and shall be calculated on the basis of a 360-day year. Such interest shall be due and payable, in arrears, at the close of each month in such interest, as well as any other fees due and payable hereunder to Lender, may, at Lender's option, be charged to any Loan Account maintained by Lender. On or after the occurrence of any Event of Default, or termination or non-renewal of this Agreement, interest on all outstanding unpaid Obligations shall accrue at a rate equal to two (2%) percent per annum in excess of the pre-default rate set forth above from the date of such Event of Default or termination or non-renewal, and all interest accruing hereunder shall thereafter be payable on demand. No provision of this Agreement shall require the payment or permit the collection of interest in excess of the rate then permitted by applicable law, provided, that if any provision is so limited by such applicable law, the interest shall be the maximum amount permitted thereunder.

     3.2  FACILITY FEES.

          (a) Borrower shall pay Lender a Closing Facility Fee in the amount of one (1%) percent of the Maximum Credit, which Closing Facility Fee shall be fully earned and payable on the date hereof.

          (b) Borrower shall pay Lender an annual Facility Fee payable as follows: (i) on the first anniversary of the date of this Agreement, Lender shall receive a Facility Fee in the amount of one half of one (1/2%) percent of the Maximum Credit, which Facility Fee shall be fully earned as of, and shall be payable on, the first anniversary of the date hereof; and (ii) on the first
(1st) day of each renewal term of this Agreement, Lender shall receive a Facility Fee in the amount of one-half (1/2%) percent of the Maximum Credit, with such Facility Fee being fully earned as of, and shall be payable on, the first (1st) day of each such renewal Term.

     3.3 L/C ACCOMMODATION CHARGES. In addition to the customary fees and costs of any issuing bank in connection with administering L/C Accommodations (e.g., examining, wiring, set up and amendment fees), (a) with respect to any L/C Accommodation which is a standby letter of credit, Borrower shall pay to Lender, on the opening or issuance of such L/C Accommodation, a charge on such open L/C Accommodation at a rate per annum equal to two (2%) percent per annum of the face amount of any such L/C Accommodation but in no event shall such L/C Accommodation charge be less than one (1%) percent of the face amount of such L/C Accommodation; (b) with respect to any L/C Accommodation which is a documentary letter of credit, Borrower shall pay to Lender on the opening or issuance of such L/C Accommodation or if the original term is extended on the extension thereof, a charge of three quarters of one (3/4%) percent of the face amount of any such L/C Accommodation (other than drafts or acceptances) for up to the initial ninety (90) days of the term thereof and an additional charge of three quarters of one (3/4%) percent of such face amount for each additional ninety (90) days, or any portion thereof; and (c) with respect to any L/C Accommodation which is a Foreign Exchange Letter of Credit, Borrower shall pay to Lender, on the opening or issuance of such L/C Accommodation, a charge on such open L/C Accommodation at a rate per annum equal to one (1%) percent per annum of the face amount of any such L/C Accommodation (collectively, the "L/C ACCOMMODATION CHARGES"). Except for the opening or issuance fees set forth in
Section 3.3(a), (b) and (c) above, Borrower shall not be responsible for the payment of any additional letter of credit issuance or opening fees of any issuing bank.

     3.4 ACCOUNT SERVICING FEE. Borrower shall pay to Lender an account servicing fee in an amount equal to $1,000 on or before the first (1st) day of each calendar month, in respect of Lender's services for the preceding calendar month, during the term, including all renewal terms, of this Agreement or so long as any of the Obligations are outstanding.

     3.5 MINIMUM BORROWING FEE. No Minimum Borrowing Fee shall be payable under this Agreement.

     3.6 UNUSED LINE FEE. No Unused Line Fee shall be payable under this Agreement.

     3.7 EARLY TERMINATION FEE. If Lender terminates this Agreement upon or after the occurrence of any Termination Fee Default, or if Borrower shall terminate this Agreement as permitted herein effective prior to the end of the initial term or the end of any renewal term, in addition to all other Obligations, Borrower shall pay to Lender, upon the effective date of termination, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits, an early termination fee equal to:

          (a) Three (3%) percent of the Maximum Credit if such termination occurs after the date hereof, but on or prior to the first anniversary of the date hereof; and

          (b) One (1%) percent of the Maximum Credit if such termination occurs after the first anniversary of the date hereof but prior to the second anniversary of the date hereof; and

          (c) One (1%) percent of the Maximum Credit if such termination occurs at any time after the second anniversary of the date hereof but prior to any anniversary of the date hereof;

          EXCEPT THAT, no Early Termination Fee shall be payable by Borrower to Lender if, and only if: (i) Borrower has requested in writing ("Notice") that Lender increase the Maximum Credit to an amount not to exceed the sum of Borrower's average Accounts Availability plus average Inventory Availability for the immediately preceding sixty (60) consecutive days prior to the date of the Notice (the "Proposed Increased Maximum Credit"), and Lender, in its sole discretion, has elected not to increase the Maximum Credit; and (ii) Borrower has provided Lender with sixty (60) days prior written notice of termination of this Agreement solely as a result of Lender's refusal to increase the Maximum Credit to the Proposed Increased Maximum Credit; and (iii) as of the date of termination in accordance with clause (ii) hereof, no Event of Default exists.

     3.8 FEES AND EXPENSES. Borrower shall pay, on Lender's demand, all costs, expenses, filing fees and taxes payable in connection with the preparation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Loan Documents, and all other existing and future agreements or documents contemplated herein or related hereto, including any amendments, waivers, supplements or consents which may now or hereafter be made or entered into in respect hereof, or in any way involving claims or defenses asserted by Lender or claims or defenses against Lender asserted by Borrower, any Guarantor or any third party directly or indirectly arising out of or related to the relationship between Borrower and Lender or any Guarantor and Lender, including, but not limited to the following, whether incurred before, during or after the initial or any renewal Term or after the commencement of any case with respect to Borrower or any Guarantor under the United States Bankruptcy Code or any similar or successor statute:(a) all costs and expenses of filing or recording (including UCC Financing Statement filing fees and taxes, documentary stamp taxes, intangibles taxes and mortgage recording taxes and fees, if applicable);(b) all title insurance and other insurance premiums, appraisal fees, fees incurred in connection with any environmental report and audit, survey and search fees and charges;(c) all fees relating to the wire transfer of loan proceeds and other funds and fees for returned checks;(d) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrower's operations, plus a per diem charge at the rate of $750 per person, per day for Lender's examiners in the field and office PROVIDED THAT, prior to the occurrence of the Event of Default, Borrower's obligation to reimburse Lender for such per diem charges for Lender's examiners in the field and office incurred by Lender during the course of periodic field examinations of the Collateral and Borrower's operations shall not exceed in any one calendar year the aggregate amount of $4,500 plus all out-of-pocket expenses and costs; and
(e) the costs, disbursements and reasonable fees of counsel to Lender.

     3.9 RIGHT TO CHARGE ACCOUNT. At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement, or in any other agreement now or hereafter existing between Lender and Borrower, shall be deemed Obligations secured by the Collateral and may be charged to any Loan Account of Borrower maintained by Lender. All interest, fees and charges payable by Borrower to Lender based on a per annum rate shall be calculated on the basis of actual days elapsed over a 360-day year.

SECTION 4.     TERM.

     4.1 TERM. This Agreement shall continue in full force and effect for a term (the "TERM") of two (2) years from the date hereof and shall be deemed automatically renewed for successive terms of one (1) year thereafter unless terminated as of the end of the initial

Term or any renewal Term by either party giving the other written notice at least sixty (60) days' prior to the end of the then-current Term.

     4.2 EARLY TERMINATION. Borrower may also terminate this Agreement by giving Lender at least sixty (60) days prior written notice at any time upon payment in full of all of the Obligations as provided herein, including the early termination fee provided for in Section 3.7. Lender shall also have the right to terminate this Agreement at any time upon or after the occurrence of an Event of Default.

     4.3 EFFECT OF TERMINATION. Upon termination of this Agreement by Borrower as permitted herein, or upon termination by Lender upon or after the occurrence of an Event of Default, in addition to payment of all Obligations which are not contingent, Borrower shall deposit such amount of cash collateral as Lender determines is necessary to secure Lender from loss, cost, damage or expense, including reasonable attorneys' fees, in connection with any open L/C Accommodations or remittance items or other payments provisionally credited to the Obligations and/or to which Lender has not yet received final and indefeasible payment.

SECTION 5.     COLLATERAL.

     5.1 SECURITY INTERESTS IN BORROWER'S ASSETS. As collateral security for the payment and performance of the Obligations, Borrower hereby grants and conveys to Lender a continuing security interest in and lien upon all now owned and hereafter acquired property and assets of Borrower and the Proceeds and products thereof (which property and assets, together with all other collateral security for the Obligations now or hereafter granted to or otherwise acquired by Lender, are referred to herein collectively as the "COLLATERAL"), including, without limitation, all property of Borrower now or hereafter held or possessed by Lender and including the following:

          (a) All now owned and hereafter acquired: Accounts; contract rights; chattel paper (including, but not limited to, rentals and other amounts payable under leases of equipment to customers pursuant to which Borrower is the lessor or assignee of any lessor); tax and duty refunds; general intangibles to the extent relating to the Accounts and Inventory; goodwill; customer and mailing lists; life insurance policies; licenses (whether as licensor or licensee), franchises and permits; Documents (including, without limitation, all warehouse receipts); instruments; all guaranties, letters of credit, steamship guaranties, airway releases or other similar guaranties, agreements or property securing or relating to any of the items referred to above (including, but not limited to, purchase money security interests granted by Account Debtors in connection with installment sales); all cash monies, investment properties, deposits, securities, bank accounts, deposit accounts, credits and other property now or hereafter held in any capacity by Lender or any Participant in the financing of Borrower;

          (b)  Inventory;

          (c) All now owned and hereafter acquired right, title and interests of Borrower in, to and in respect of any real or other personal property in or upon which Lender has or may hereafter have a security interest, lien or right of setoff;

          (d) All of Borrower's existing and future leasehold interests in premises or facilities leased from third parties by Borrower;

          (e) All present and future books and records relating to any of the above including, without limitation, all present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to any of the foregoing maintained with or by any other person); and

          (f) Any and all products and Proceeds of the foregoing in any form including, without limitation, all insurance claims, warranty claims and proceeds and claims against third parties for loss or destruction of or damage to any or the foregoing.

          (g) In addition to, and not in limitation of the foregoing, so long as any of the Obligations remain outstanding, Borrower hereby unconditionally and irrevocably grants in favor of Lender for the purpose of permitting Lender to sell or otherwise dispose of Inventory, a royalty-free license to use any of Borrower's patents, trademarks, tradenames, tradestyles, copyrights, trade rights, discoveries, improvements, processor know-know, formulas, trade secrets, service marks and other rights in intellectual property.

     5.2 FINANCING STATEMENTS AND MORTGAGES; FURTHER ASSURANCES. Borrower has executed or will contemporaneously herewith execute and deliver to Lender such of the Loan Documents to which it is a party, Financing Statements with respect to the Collateral in form acceptable to Lender and its counsel. Borrower shall, at all times, do, make, execute, deliver and record, register or file all Financing Statements and other instruments, acts, pledges, leasehold or other mortgages, amendments, modifications, assignments and transfers (or cause the same to be done) and will deliver to Lender such instruments and/or documentation evidencing items of Collateral as may be requested by

Lender to better secure or perfect Lender's security interest in the Collateral or any security interest, mortgage or Lien with respect thereto.

SECTION 6.     CONDITIONS TO INITIAL EXTENSION OF CREDIT.

     The obligation of Lender to make the initial Loans under this Agreement shall be subject to the satisfaction or waiver by Lender, prior thereto or concurrently therewith, of each of the following conditions precedent:

     6.1 LOAN DOCUMENTS. Each of the Loan Documents shall have been duly and properly authorized, executed and delivered by the parties hereto and shall be in full force and effect on and as of the date hereof and shall have been duly and properly authorized, executed and delivered by Borrower and the other parties thereto and shall be in full force and effect on and as of the date hereof.

     6.2 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by or on behalf of Borrower or any Guarantor to Lender in this Agreement or in other Loan Documents shall be true and correct in all material respects on the date hereof.

     6.3 CERTIFIED COPIES OF CORPORATE DOCUMENTS. Lender shall have received from Borrower certified by a duly authorized officer to be true and complete on and as of a date which is not more than ten (10) Business Days prior to the date hereof, a copy of each of (a) the certificate of incorporation or such other incorporation documents of Borrower in effect on such date of certification, and
(b) the by-laws of Borrower in effect on such date.

     6.4 PROOF OF CORPORATE ACTION. Lender shall have received from Borrower a copy, certified by a duly authorized officer to be true and complete on and as of the date which is not more than ten (10) Business Days prior to the date hereof, of the records of all corporate action taken by Borrower to authorize
(a) its execution and delivery of each of the Loan Documents to which it is or is to become a party as contemplated or required by this Agreement,(b) its performance of all of its agreements and obligations under each of such documents, and (c) the incurring of the Obligations contemplated by this Agreement.

     6.5 LEGAL OPINIONS. Lender shall have received a written legal opinion, addressed to Lender, dated the date hereof, from counsel for Borrower and, if applicable, any Guarantor of the Obligations. Such legal opinion shall be reasonably acceptable to Lender and its counsel.

     6.6  COLLATERAL.

          (a) All of the Obligations of Borrower to Lender under or in respect of this Agreement shall be entitled to all of the benefits of and be secured by this Agreement and the Loan Documents, and Lender shall have obtained a first, perfected security interest in the Collateral of Borrower, subject only to the Permitted Encumbrances.

          (b) The Loan Documents and all other documents in respect thereto, which shall create and maintain a first perfected security interest in favor of Lender and the appropriate Financing Statements in respect thereto and necessary to enable Lender to perfect its security interests thereunder, shall have been duly executed and delivered by Borrower to Lender.

     6.7 INSURANCE. Lender shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Loan Documents, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee as required hereunder.

     6.8 MINIMUM CLOSING AVAILABILITY. As of the date of the hereof and after giving effect to the initial Loan contemplated to be made hereunder in connection with the closing of the transactions under this Agreement, Borrower shall have Net Availability of not less than $250,000.

SECTION 7.     CONDITIONS TO MAKING EACH LOAN.

     The obligations of Lender to make Loans to Borrower shall be subject to the satisfaction or waiver by Lender, prior thereto or concurrently therewith, of each of the following conditions precedent:

     7.1 APPLICATIONS AND COMPLIANCE. The application for such Loans shall have been made by Borrower to Lender in accordance with the applicable provisions of this Agreement and in compliance with all provisions of this Agreement.

     7.2 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by or on behalf of Borrower to Lender in this Agreement or in other Loan Documents shall have been true and correct in all material respects when made, shall, for all purposes of this Agreement, be deemed to be repeated on and as of the date of each Loan by Lender hereunder and shall be true and correct in all material respects on and as of each such date, except to the extent that any of such representations and warranties relate, by the express terms thereof, solely to a date prior to the date of each Loan by Lender hereunder.

     7.3 PERFORMANCE, ETC. Borrower shall have duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in this Agreement, and shall have duly and properly performed, complied with and observed in all material respects its covenants, agreements and obligations in all other articles of this Agreement and any of the Loan Documents to which it is a party or by which it is bound on the date of each Loan by Lender hereunder. No event shall have occurred on or prior to the date of each Loan by Lender hereunder and be continuing on the date of each Loan by Lender hereunder, and no condition shall exist on the date of each Loan by Lender hereunder, which constitutes an Event of Default or which would, with notice or the lapse of time, or both, constitute an Event of Default under this Agreement or any of the Loan Documents.

SECTION 8.     REPRESENTATIONS AND WARRANTIES.

     Borrower hereby represents and warrants to Lender, knowing and intending that Lender shall rely thereon in making the Loan contemplated hereby (each of which representations and warranties shall be continuing unless expressly made in relation only to a specific date), that:

     8.1  CORPORATE EXISTENCE: GOOD STANDING.

          (a) Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware,(ii) is in good standing in all other states in which it is required to be qualified to do business as a foreign corporation, and (iii) has all requisite corporate power and authority and full legal right to own or to hold under lease its properties and to carry on the business as presently engaged.

          (b) Borrower has adequate corporate power and authority and has full legal rights to enter into each of the Loan Documents to which it is a party, to perform, observe and comply with all of its agreements and obligations under each of such documents, and to obtain all of the Loans contemplated by this Agreement.

     8.2  CORPORATE AUTHORITY, ETC.

          (a) The execution and delivery by Borrower of the Loan Documents to which it is a party, the performance by Borrower of all of its agreements and obligations under each of such documents, and the incurring by Borrower of all of the Obligations contemplated by this Agreement, have been duly authorized by all necessary corporate actions on the part of Borrower and its shareholders and do not and will not contravene any provision of Borrower's charter or bylaws or this Agreement (each as from time to time in effect),(b) conflict with, or result in a breach of the terms, conditions, or provisions of, or constitute a default under, or result in the creation of any mortgage, lien, pledge, charge, security interest or other encumbrance upon any of the property of Borrower under any material agreement, mortgage or other instrument to which Borrower is or may become a party,(c) violate or contravene any provision of any law, regulation, order, ruling or interpretation thereunder or any decree, order or judgment or any court or governmental or regulatory authority, bureau, agency or official (all as from time to time in effect and applicable to such entity),(d) require any waivers, consents or approvals by any of the creditors or trustees for creditors of Borrower, or (e) require any approval, consent, order, authorization, or license by, or giving notice to, or taking any other action with respect to, any Governmental Authority.

     8.3 BINDING EFFECT OF DOCUMENTS, ETC. Borrower has duly executed and delivered each of the Loan Documents to which it is a party, and each of the Loan Documents is valid, binding and in full force and effect. The agreements and obligations of Borrower as contained in each of the Loan Documents constitutes, or upon execution and delivery thereof will constitute, legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject, as to the enforcement of remedies only, to limitations imposed by federal and state laws regarding bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights and remedies generally, and by general principles of law and equity.

     8.4  NO EVENTS OF DEFAULT.

          (a) No Event of Default has occurred and is continuing and no event has occurred and is continuing and no condition exists that would, with notice or the lapse of time, or both, constitute an Event of Default.

          (b) Borrower is not in default in any material respect under any contract, agreement or instrument to which Borrower is a party or by which Borrower or any of property of Borrower is bound, the consequence of which default could materially or adversely affect the financial condition, assets, operations or property of Borrower.

     8.5 NO GOVERNMENTAL CONSENT NECESSARY. No consent or approval of, giving of notice to, registration with or taking of any other action in respect of, any Governmental Authority is required with respect to the execution, delivery and performance by Borrower of this Agreement and the other Loan Documents to which it is a party.

     8.6 NO PROCEEDINGS. There are no actions, suits, or proceedings pending or, to the best of Borrower's knowledge, threatened against or affecting Borrower in any court or before any Governmental Authority which, if adversely determined, would have an adverse effect on the ability of Borrower to perform its obligations under this Agreement or the other Loan Documents to which it is a party.

     8.7 NO VIOLATIONS OF LAWS. Borrower has conducted, and is conducting, its business, so as to comply in all material respects with all applicable federal, state, county and municipal statutes and regulations. Borrower or any officer, director or shareholder of Borrower is not charged with, or so far as is known by Borrower, is not under investigation with respect to, any violation of any such statutes, regulations or orders, which could have a material or adverse effect on the financial condition, business or operations of Borrower;

     8.8 USE OF PROCEEDS OF THE LOAN. Proceeds from the Loan shall be used only for those purposes set forth in this Agreement. No part of the proceeds of the Loan shall be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System, or for the purpose of purchasing or carrying or trading in any stock under such circumstances as to involve Borrower in a violation of Regulation X of the Board of Governors of the Federal Reserve System or Lender in a violation of Regulation G of said Board of Governors. In particular, without limitation of the foregoing, no part of the proceeds from the Loans are intended to be used to acquire any publicly-held stock of any kind.

     8.9  FINANCIAL STATEMENTS.

          (a) Subject to any limitation stated therein, all balance sheets, income statements and other financial data which have been or shall hereafter be furnished to Lender to induce it to enter into this Agreement, and to continue to provide financing under this Agreement or otherwise in connection herewith, do and will truly and accurately represent the financial condition of Borrower as at the periods for which the same are furnished to Lender. All other information, reports and other papers and data furnished to Lender are, or will be at the time the same are so furnished, true, accurate and complete in all material respects. Unless provided otherwise herein, all such financial statements and other information have been, or will have been at the time of issuance, prepared on a certified basis by certified public accountants in accordance with GAAP consistently applied during all periods.

          (b) Except as shown on the most recent financial statements which have been delivered to Lender, Borrower has no other indebtedness as of the date hereof which would materially or adversely affect the financial condition of Borrower or the Collateral.

     8.10 CHANGES IN FINANCIAL CONDITION. There has been no material change in Borrower's financial condition since the date of its last financial statements which have been delivered to Lender.

     8.11 ACCOUNTS. The most recent list of Accounts of Borrower delivered to Lender is complete, and contains an accurate aging thereof. All of said Accounts are valid, are subject to no counterclaims or setoffs of any nature whatsoever, and require no further act on Borrower's part to make such Accounts owing by the account debtors. None of the Accounts include any conditional sales, consignments or sales on any basis other than that of absolute sale in the ordinary and usual course of business, except as otherwise set forth on said list. No agreement has been made under which any deductions or discounts may be claimed as to any such Account except customary discounts in the ordinary course of business.

     8.12 INVENTORY. Borrower's Inventory, as of the date hereof, consists of items of quality and quantity suitable for sale, lease or use in the ordinary course of its business. The value of obsolete items, items below standard quality and items in the process of repair have been written down to realizable market value, or adequate reserves have been provided therefore, and the values carried on the Borrower's balance sheet are set at the lower of cost or market, in accordance with GAAP.

     8.13 EQUIPMENT. Borrower shall keep its equipment in good order and repair, and in running and marketable condition, ordinary wear and tear excepted.

     8.14 TAXES AND ASSESSMENTS. Borrower has paid and discharged when due all taxes, assessments and other governmental charges which may lawfully be levied or assessed upon its income and profits, or upon all or any portion of any property belonging to it, whether real, personal or mixed, to the extent that such taxes, assessment and other charges have become due. Borrower has filed all tax returns, federal, state and local, and all related information, required to be filed by it.

     8.15 ERISA.

          (a) Borrower is in compliance in all respects with the applicable provisions of ERISA and all regulations issued thereunder by the United States Treasury Department, the Department of Labor and the Pension Benefit Guaranty Corporation.

          (b) No "Employee Benefit Plan", as defined in Section 3 of ERISA, maintained by Borrower, as from time to time in effect (hereinafter called the "Benefit Plans" or individually "Benefit Plan") nor any trusts created thereunder, nor any trustee or administrator thereof has engaged in a "prohibited transaction", as defined in Section 4975 of the Internal Revenue Code of 1986, as amended, which could subject Borrower, any Benefit Plan or any such trust, or any trustee or administrator thereof, or any party dealing with any Benefit Plan, or any such trust to the tax or penalty on prohibited transactions imposed by said Section 4975. Neither any of the Benefit Plans nor any such trusts have been terminated, nor has there been any "reportable event", as defined in Section 4043 of ERISA, or "accumulated funding deficiency." Borrower has not incurred any liability to the Pension Benefit Guaranty Corporation.

     8.16 O.S.H.A. AND ENVIRONMENTAL MATTERS.

          (a) Borrower has duly complied with, and its facilities, business assets, property, leaseholds and equipment are in compliance in all material respects with, the provisions of the federal Occupational Safety and Health Act, the Environmental Protection Act, the Clean Air Act, the Water Pollution Control (Clean Water) Act, the Resource Conservation and Recovery Act, and the Comprehensive Environmental Response Compensation and Liability Act (including the Superfund Amendment and Reauthorization Act of 1986), and all rules and regulations thereunder and all similar state and local laws, rules and regulations; and there have been no outstanding citations, notices or orders of non-compliance issued to Borrower or relating to its business, assets, property, leaseholds or equipment under any such laws, rules and regulations.

          (b) Borrower has been issued all required federal, state and local licenses, certificates or permits relating to the operation of its business; and Borrower and its facilities, business, assets, property and equipment are in compliance in all material respects with, all applicable federal, state and local laws, rules and regulations relating to air emissions, water discharge, noise emissions, solid or liquid waste disposal, hazardous waste or materials, or other environmental, health or safety matters.

     8.17 LOCATION OF COLLATERAL. As of the date hereof, none of the Collateral is or will be located in or on any property other than those set forth in SCHEDULE B of this Agreement.

     8.18 OTHER LIENS. Borrower has good and marketable title to and owns all of the Collateral free and clear of any and all liens, encumbrances or security interests whatsoever, except the Permitted Encumbrances and in favor of Lender. None of the Collateral is subject to any prohibition against encumbering, pledging, hypothecating or assigning the same or requires notice or consent to Borrower's doing of the same.

     8.19 BOOKS AND RECORDS. Borrower maintains its chief executive office and its books and records related to its Accounts, Inventory and all other Collateral at its address or addresses set forth in SCHEDULE B of this Agreement.

     8.20 REPRESENTATIONS AND WARRANTIES: TRUE, ACCURATE AND COMPLETE.

          (a) None of the representations, certificates, reports, warranties or statements now or hereafter made or delivered to Lender pursuant hereto or in connection with this Agreement or the transactions contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances in which they are made, not misleading.

          (b) All warranties and representations made herein or in any the Loan Documents by Borrower will be true and accurate at the time Borrower requests Lender to make a Loan to it hereunder.

     8.21 LOCATION OF OFFICES. SCHEDULE B hereto sets forth Borrower's chief executive office, and further sets forth a complete and accurate list of all offices and locations at or out of which Borrower conducts any of its business or operations.

SECTION 9.     AFFIRMATIVE COVENANTS.

     Until payment and satisfaction in full of all Obligations and the termination of this Agreement, Borrower hereby covenants and agrees as follows:

     9.1 NOTIFY LENDER. Borrower shall promptly inform Lender if any one or more of the representations and warranties made by Borrower in this Agreement or in any document related hereto shall no longer be entirely true, accurate and complete in any material respect.

     9.2 PAY TAXES AND LIABILITIES; COMPLY WITH AGREEMENT. Borrower shall promptly pay, when due, all indebtedness, sums and liabilities of any kind now or hereafter owing by Borrower to any party however created, incurred, evidenced, acquired, arising or payable, including without limitation the Obligations, income taxes, excise taxes, sales and use taxes, license fees, and all other taxes with respect to any of the Collateral, or any wages or salaries paid by Borrower or otherwise, unless the validity of which are being contested in good faith by Borrower by appropriate proceedings, provided that Borrower shall have maintained reasonably adequate reserves and accrued the estimated liability on Borrower's balance sheet for the payment of same.

     9.3 OBSERVE COVENANTS, ETC. Borrower shall observe, perform and comply with the covenants, terms and conditions of this Agreement, the Loan Documents and any other agreement or document entered into between Borrower and Lender.

     9.4 MAINTAIN CORPORATE EXISTENCE AND QUALIFICATIONS. Borrower shall maintain and preserve in full force and effect, its corporate existence and rights, franchises, licenses and qualifications necessary to continue its business, and comply with all applicable statutes, rules and regulations pertaining to the operation, conduct and maintenance of its existence and business including, without limitation, all federal, state and local laws relating to benefit plans, environmental safety, or health matters, and hazardous or liquid waste or chemicals or other liquids (including use, sale, transport and disposal thereof).

     9.5 INFORMATION AND DOCUMENTS TO BE FURNISHED TO LENDER. Borrower shall deliver or cause to be delivered to Lender:

          (a) ANNUAL FINANCIAL STATEMENTS. At its own cost, audited consolidated and consolidating certified financial statements of Intek Diversified Corporation which separately show the financial statements of the Borrower as set forth in Section 9.5(a)(i), (ii) and (iii) below, as soon as available, but in any event within one hundred twenty (120) days after the end of its Fiscal Year during the term of the Loan. Such financial statements are to include (i) a detailed balance sheet for it and its subsidiaries as at the end of its Fiscal Year,(ii) a detailed statement of profit and loss for it for the twelve (12) months then ended, and (iii) a detailed statement of changes in cash or a statement of changes in funds for it as at the close of the Fiscal Year then ended, all with respect to the operation of said Borrower. Such financial statements shall be prepared in accordance with GAAP, and shall be accompanied by a report prepared in conformity with GAAP, from an independent certified public accountant acceptable to Lender stating that the consolidated financial statements referred to present fairly, in all material respects, the financial position of Borrower and its Subsidiaries as of the end of Borrower's then ended Fiscal Year, and the results of their operations and their cash flows for the year then ended.

          (b) MONTHLY FINANCIAL STATEMENTS. On or before the thirtieth (30th) day of each month, internally prepared interim financial statements for the immediately preceeding month, certified as to its accuracy by an officer of the Borrower, in such form, and together with such other information with respect to the business of Borrower or any Guarantor, as Lender may request.

          (c) SALES AND COLLECTIONS REPORTS. (i) Weekly, or more frequently as may be requested by Lender from time to time, a schedule of all sales for such period designated by Lender; and (ii) on or before the close of business of each Business Day, a schedule of all collections for the immediately preceding Business Day; together with such other information and documentation as Lender may request.

          (d) ACCOUNTS AGING REPORTS. On or before the tenth (10th) day of each month, a detailed aging report setting forth and certifying the amounts due and owing on Accounts on Borrower's books as of the close of the preceding month, together with a reconciliation report satisfactory to Lender setting forth the aggregate amount of all sales, collections, payments and adjustments to Accounts (including, without limitation, any and all offsets, deductions and/or contras) on Borrower's books for the preceding month.

          (e) ACCOUNTS PAYABLE AGING REPORTS. On or before the tenth (10th) day of each month, a detailed aging report, in form, content and substance reasonably acceptable to Lender, setting forth amounts due and payable on accounts payable on Borrower's books as of the close of the preceding month, together with a reconciliation report reasonably satisfactory to Lender showing any and all adjustments to accounts payable on Borrower's books as of the close of the preceding month.

          (f) INVENTORY REPORTS. On or before the fifteenth (15th) day of each month for the last day of the immediately preceding month and on or before the last day of each month for the fifteenth (15th) day of such month,(i) a report of Inventory, in form, substance and content reasonably satisfactory to Lender, setting forth total Value of Borrower's Inventory; (ii)the location of the Inventory; and (iii) a certified statement showing Inventory on hand, Inventory represented or covered by warehouse receipts or bills of lading, Eligible Inventory on hand and Inventory in possession of bailees, including the names and addresses of such bailees.

          (g) REJECTION, DELAY, CLAIMS. Borrower shall notify Lender promptly of the rejection of goods, delays in performance, or claims made in regard to Accounts.

          (h) ERISA DOCUMENTS. Borrower shall deliver to Lender, as and when filed, all ERISA reports, notices, returns and all other documents filed as required by or in compliance with ERISA, whether to the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation or any other appropriate agency, and all documents and information distributed to participants in any Benefit Plan.

          (i)  NOTICE OF JUDGMENTS, ENVIRONMENTAL, HEALTH OR SAFETY COMPLAINTS.

               (i) Within thirty (30) days thereafter, written notice to Lender of the entry of any judgment or the institution of any lawsuit or of other legal or equitable proceedings or the assertion of any crossclaim or counterclaim seeking monetary damages from Borrower in an amount exceeding $25,000;

               (ii) Within thirty (30) days thereafter, notice or copies if written of all claims, complaints, orders, citations or notices, whether formal or informal, written or oral, from a governmental body or private person or entity, relating to air emissions, water discharge, noise emission, solid or liquid waste disposal, hazardous waste or materials, or any other environmental, health or safety matter, which adversely effect Borrower. Such notices shall include, among other information, the name of the party who filed the claim, the potential amount of the claim, and the nature of the claim.

          (j)  OTHER INFORMATION.  Upon demand,

               (i) Certificates of insurance for all policies of insurance to be maintained by Borrower pursuant hereto;

               (ii) An estoppel certificate executed by an authorized officer of Borrower indicating that there then exists no Event of Default and no event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default;

               (iii) All information received by Borrower affecting the financial status or condition of any account debtor or the payment of any Account, including but not limited to, invoices, original orders, shipping and delivery receipts; and

               (iv) Assignments, in form acceptable to Lender, of all Accounts, and of the monies due or to become due on specific contracts relating to the same.

          (k) ADDITIONAL INFORMATION. From time to time, such other information as Lender may reasonably request, including financial projections and cash flow analysis.

     9.6 ACCESS TO RECORDS AND PROPERTY. At any time and from time to time, Borrower shall give any representatives or designees of Lender reasonable access to its properties, and permit any of them to, examine, audit, copy or make extracts from, any and all books, records and documents in the possession of Borrower or any independent contractor relating to Borrower's affairs and the Collateral, and to inspect any of its properties wherever located, all at Borrower's expense.

     9.7 COMPLY WITH LAWS. Borrower shall comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, compliance with which is necessary to maintain its corporate existence or the conduct of its business or non-compliance with which would adversely affect in any material respect its ability to perform its obligations or any security given to secure its obligations.

     9.8  INSURANCE REQUIRED.

          (a) Borrower shall cause to be maintained, in full force and effect on all property of Borrower including, without limitation, all Inventory and Equipment, insurance in such amounts against such risks as is satisfactory to Lender, including, but without limitation, fire, boiler, theft, burglary, pilferage, vandalism, malicious mischief, loss in transit, and hazard insurance and, if as of the date hereof, any of the real property of Borrower is in an area that has been identified by the Secretary of Housing and Urban Development as having special flood or mudslide hazards, and on which the sale of flood insurance has been made available under the National Flood Insurance Act of 1968, then Borrower shall maintain flood insurance. Said policy or policies shall be in form, substance and with insurers which are satisfactory to Lender in all respects and Borrower will obtain non-contributory Lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Lender;

          (b) Borrower shall obtain such additional insurance as Lender may reasonably require;

          (c) Borrower shall, in the event of loss or damage, forthwith notify Lender and file proofs of loss with the appropriate insurer. Borrower hereby authorizes Lender to endorse any checks or drafts constituting insurance proceeds;

          (d) Borrower shall forthwith upon receipt of insurance proceeds endorse and deliver the same to Lender; and

          (e) In no event shall Lender be required either to (i) ascertain the existence of or examine any insurance policy or (ii) advise Borrower in the event such insurance coverage shall not comply with the requirements of this Agreement.

     9.9 CONDITION OF COLLATERAL; NO LIENS. Borrower shall maintain all Collateral in good condition and repair at all times, and preserve it against any loss, damage, or destruction of any nature whatsoever relating to said Collateral or its use, and keep said Collateral free and clear of any Liens, except the Permitted Encumbrances.

     9.10 PAYMENT OF PROCEEDS. Borrower shall forthwith upon receipt of all proceeds of Collateral, pay such proceeds over to Lender for application against the Obligations in such order and manner as Lender may elect.

     9.11 RECORDS. Borrower shall at all times keep accurate and complete records of its operations, of the Collateral and the status of each Account.

     9.12 DELIVERY OF DOCUMENTS. If any proceeds of Accounts shall include, or any of the Accounts shall be evidenced by, notes, trade acceptances or instruments or documents, or if any Inventory is covered by documents of title or chattel paper, whether or not negotiable, then Borrower waives protest regardless of the form of the endorsement. If Borrower fails to endorse any instrument or document, Lender is authorized to endorse it on Borrower's behalf.

     9.13 UNITED STATES CONTRACTS. If any of the Accounts arise out of contracts with the United States or any of its departments, agencies or instrumentalities, Borrower will notify Lender and execute, if requested by Lender, any necessary instruments in order that all monies due or to become due under such contract shall be assigned to Lender and proper notice of the assignment given under the Federal Assignment of Claims Act.

     9.14 NAME CHANGES; LOCATION CHANGES.

          (a) Borrower shall promptly notify Lender if Borrower is known by or conducting business under any names other than those set forth in this Agreement; and

          (b) Borrower shall deliver not less than thirty (30) Business Days prior written notice to Lender if Borrower intends to conduct any of its business or operations at or out of offices or locations other than those set forth in this Agreement, or if it changes the location of its chief executive office or the address at which it maintains its books and records or the location of any of the Collateral.

     9.15 FURTHER ASSURANCES. Borrower shall at any time or from time to time upon request of Lender take such steps and execute and deliver such Financing Statements and other documents all in the form of substance satisfactory to Lender relating to the creation, validity or perfection of the security interests provided for herein, under the UCC or other laws of the State of New York or of another state or states in which the Collateral is located or which are reasonably necessary to effectuate the purposes and provisions of this Agreement.

     9.16 INDEMNIFICATION. Borrower shall indemnify, protect, defend and save harmless Lender, as well as Lender's directors, officers, trustees, employees, agents, attorneys and shareholders (hereinafter referred to collectively as the "Indemnified Parties" and individually as an "Indemnified Party") from and against (a) any and all losses, damages, expenses or liabilities of any kind or nature and from any suits, claims or demands, by third parties including reasonable counsel fees incurred in investigating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with the Loans and the transactions contemplated herein up to a maximum amount equivalent to the appraised value of the Collateral, and

(b) any and all losses, damages, expenses or liabilities sustained by Lender in connection with any Environmental Liabilities and Costs, provided, however, Borrower shall not be obligated to indemnify, protect, defend and save harmless an Indemnified Party, if the loss, damage, expense or liability was caused by or resulted from the willful misconduct of that Indemnified Party as determined by a final non-appealable order of a court or Governmental Authority of competent jurisdiction. In case any action shall be brought against an Indemnified Party based upon any of the above and in respect to which indemnity may be sought against Borrower, the Indemnified Party against whom such action was brought, shall promptly notify Borrower in writing, and Borrower shall assume the defense thereof, including the employment of counsel selected by Borrower and reasonably satisfactory to the Indemnified Party, the payment of all costs and expenses and the right to negotiate and consent to settlement. Upon reasonable determination made by the Indemnified Party, the Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof; provided, however that the Indemnified Party shall pay the costs and expenses incurred in connection with the employment of separate counsel. Borrower shall not be liable for any settlement of any such action effected without its consent, but if settled with Borrower's consent, or if there be a final judgment for the claimant in any such action, Borrower agrees to indemnify and save harmless said Indemnified Party against whom such action was brought from and against any loss or liability by reason of such settlement or judgment, except as otherwise provided above. The provisions of this Section shall survive the termination of this Agreement and the final repayment of the Obligations.

     9.17 OPERATING ACCOUNTS. Borrower, throughout the term of the Loan, shall maintain an operating account with a bank acceptable to Lender.

     9.18 TRADESTYLES. Certain Accounts may be and/or certain of Borrower's invoices to Account Debtors may be, from time to time, rendered to customers under the tradestyles of Borrower listed on SCHEDULE C annexed hereto (which, together with any new tradestyles used after the date hereof are referred to collectively as the "Tradestyles" and individually as a "Tradestyle"). As to such Tradestyles and the related Accounts, Borrower hereby warrants and agrees that:

               (a) each Tradestyle is a trade name and style (and not the name of an independent corporation or other legal entity) by which Borrower may identify and sell certain of its goods or services and conduct a portion of its business;

               (b) all Accounts and Proceeds thereof and returned merchandise which arise from the sale of goods invoiced under the Tradestyles are and shall be (i) owned solely by Borrower and (ii) subject to the security interest and other terms of this Agreement and the other Loan Documents;

               (c) any dispute which may arise with customers with respect to the products invoiced under the name of any of the Tradestyles are to be subject to the terms of this Agreement and the other Loan Documents as though the Tradestyle did not exist;

               (d) all confirmation sheets on assignments of Accounts delivered to Lender by Borrower, whether such accounts are invoiced in the name of any of the Tradestyles or Borrower, shall be executed by Borrower as the owner of such assigned accounts;

               (e) new Tradestyles may only be used by Borrower after Lender is given fifteen (15) days prior written notice of the use of any such new Tradestyle, which notice shall set forth the name of such new Tradestyle; and

               (f) Borrower does not currently use any Tradestyle other than the Tradestyles listed on SCHEDULE C hereto.

SECTION 10.    NEGATIVE COVENANTS.

     Until payment and satisfaction in full of all Obligations and the termination of this Agreement, Borrower hereby covenants and agrees as follows:

    10.1 NO CONSOLIDATION, MERGER, ACQUISITION. Borrower will not consolidate with, merge with, or acquire the stock or assets of any person, firm, joint venture, partnership, corporation, or other entity, whether by merger consolidation, purchase of stock or otherwise without the prior written consent of Lender.

    10.2 DISPOSITION OF ASSETS OR COLLATERAL. Borrower will not sell, lease, transfer, convey, or otherwise dispose of any or all of its assets or Collateral, other than the sale of Inventory in the ordinary course of business and other than the sale of Borrower's Linear Modulation Inventory.

    10.3 OTHER LIENS. Borrower will not incur, create or permit to exist any Lien on any of its property or assets, whether now owned or hereafter acquired, except (a) those Liens in favor of Lender created by this Agreement and the other Loan Documents; and (b) the Permitted Encumbrances.

    10.4 OTHER LIABILITIES. Borrower will not incur, create, assume or permit to exist any Indebtedness or liability on account of either borrowed money or the deferred purchase price of property, except (a) Obligations to Lender; or (b) indebtedness constituting Subordinated Debt or incurred in connection with any of the Permitted Encumbrances.

    10.5  LOANS.  Borrower will not make any loans to any Person.

    10.6 GUARANTIES. Borrower will not assume, guaranty, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any Person, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

    10.7 REMOVE PROPERTY. Borrower will not remove, or cause or permit to be removed, without Lender's prior written consent, any of its Collateral or assets from those locations set forth on SCHEDULE B of in this Agreement, except for sales of Inventory in the ordinary course of Borrower's business.

    10.8 TRANSFERS OF NOTES OR ACCOUNTS. Borrower will not sell, assign, transfer, discount or otherwise dispose of any Accounts or any promissory note payable to it, with or without recourse, except for the Lien of Lender therein.

    10.9 DIVIDENDS. Borrower will not declare or pay any cash dividend, make any distribution on, redeem, retire or otherwise acquire directly or indirectly, any shares of its stock without the prior written consent of Lender.

   10.10 SALE OR PLEDGE OF SHARES. Borrower will not, at any time sell, transfer, pledge, mortgage, assign or otherwise dispose of (a) any shares in the capital of Borrower, (b) any securities exchangeable for or convertible into or conveying any rights to acquire any shares in the capital of Borrower or (c) any options, warrants or any other rights to acquire shares in the capital of Borrower.

   10.11 MODIFICATION OF DOCUMENTS. Borrower will not change, alter or modify, or permit any material change, alteration or modification of its certificate of incorporation, by-laws or other governing documents without Lender's prior written consent.

   10.12 CHANGE BUSINESS. Borrower will not materially change or alter the nature of its business.

   10.13 SETTLEMENTS. Other than in the ordinary course of its business, Borrower will not comprise, settle or adjust any claims in a material amount relating to any of the Collateral, without the prior written consent of Lender.


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

   10.14 RATIO OF DEBT TO TANGIBLE NET WORTH. Borrower will maintain a ratio of (a) the sum of Debt less Subordinated Debt to (b) Tangible Net Worth of not more than 15 to 1.

   10.15 TANGIBLE NET WORTH. Borrower will maintain a Tangible Net Worth of not less than $1 million.

   10.16  PAYMENTS TO PARENT AND AFFILIATES.

          (a) Borrower will not, directly or indirectly: make any payment of the principal amount of or interest on any indebtedness owing to any officer, director, shareholder, or affiliate of Borrower (other than Securicor Radiocom Limited) or Intek Diversified Corporation or any other person or entity with outstanding loans to Borrower (collectively, the "Subordinated Creditors"), EXCEPT THAT, with respect to any indebtedness owing to any Subordinated Creditor and provided that such Subordinated Creditor has executed and delivered in favor of Lender a Subordination Agreement in form and substance acceptable to Lender ("Subordination Agreement"), Borrower shall be permitted, notwithstanding anything to the contrary contained herein, from and after the first anniversary of the date hereof, provided no default or Event of Default then exists, to make regularly scheduled payments or distributions, on an unmatured and unaccelerated basis; to such Subordinated Creditors on a semi-annual and non-cumulative basis, in an aggregate amount not to exceed fifty (50%) percent of Borrower's Excess Cash Flow (as defined below) for the Borrower's immediately preceding semi-annual period, PROVIDED THAT, after giving effect to such payments or distributions, the Borrower has Net Availability of not less than $200,000. Borrower agrees to provide Lender with no less than five (5) Business Days prior written notice of any contemplated payment or disbursement to any Subordinated Creditor permitted hereunder. Borrower shall not be permitted to make payments or distributions to any Subordinated Creditor who fails to deliver in favor of Lender a Subordination Agreement. For purposes of this Agreement, "Excess Cash Flow" shall mean, for each semi-annual period of Borrower, the sum of (A) net income (loss), PLUS (B) the sum of depreciation, amortization and any other non-cash charges reported on Borrower's profit and loss statement, LESS (C) regularly scheduled principal payments due on any of Borrower's outstanding indebtedness, on an unmatured and unaccelerated basis, LESS (D) capital expenditures.

          (b) Borrower shall not make any payment to Securicor Radiocom Limited, EXCEPT THAT, Borrower shall be permitted, notwithstanding anything to the contrary contained herein, provided no default or Event of Default then exists, to make payments to Securicor Radiocom Limited on an unmatured and unaccelerated basis, solely from the proceeds received from the sale of Borrower's Linear Modulation Inventory, PROVIDED, THAT, after giving effect to such payments, the Borrower has a Net Availability of not less than


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

$200,000. Borrower agrees to provide Lender with no less than five (5) Business Days prior written notice of any contemplated payment to Securicor Radiocom, Limited.

          (c) Notwithstanding anything to the contrary contained in Section 10.16(a) and (b), Borrower may make payments to any Affiliate of Borrower for services rendered or merchandise purchased, each in the ordinary course of business, PROVIDED THAT, the aggregate amount of such payments shall not exceed $25,000 per month.

SECTION 11.    EVENTS OF DEFAULT.

     The occurrence of any of the following shall constitute an event of default (hereinafter referred to as an "EVENT OF DEFAULT"):

     11.1 FAILURE TO PAY. The failure by Borrower or any Guarantor to pay, when due, any payment of principal, interest or other charges due and owing to Lender pursuant to any obligations of Borrower to Lender including, without limitation, those Obligations arising pursuant to this Agreement or any Loan Document, or under any other agreement for the payment of monies then due and payable to Lender.

     11.2 FAILURE OF INSURANCE. Failure on the part of Borrower to pay or cause to be paid all premiums when due on the insurance policies pursuant to this Agreement; failure to take such other action as may be requested by Borrower in order to keep said policies of insurance in full force and effect until the entire indebtedness represented by the Loan Documents, and interest thereon, has been paid in full; and failure on the part of Borrower to execute any and all documentation required by the insurance companies issuing said policies to effectuate said assignments.

     11.3 FAILURE TO PERFORM. Borrower's failure to perform or observe any covenant, term or condition of this Agreement to be performed or observed by Borrower.

     11.4 CROSS DEFAULT.

          (a) The occurrence of any Event of Default on any of the Obligations, an Event of Default under any Loan Document or any default on any other obligation or indebtedness of Borrower or any Guarantor to any third party so that the holder of such obligation or indebtedness has accelerated or has a right to accelerate such obligation or indebtedness because of Borrower's or a Guarantor's default thereunder.

          (b) The failure of any Guarantor to perform or observe any covenant, term or condition of any of the Loan Documents to which any of them is a party.


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

     11.5 FALSE REPRESENTATION OR WARRANTY. Borrower or any Guarantor shall have made any statement, representation or warranty in this Agreement or in any of the other Loan Documents to which it is a party or in a certificate executed by Borrower incident to this Agreement, which is at any time found to have been false in any material respect at the time such representation or warranty was made.

     11.6 LIQUIDATION, VOLUNTARY BANKRUPTCY, DISSOLUTION, ASSIGNMENT TO CREDITORS. Any petition or application for any relief is filed against Borrower under applicable insolvency or bankruptcy laws now or hereafter existing (including the United States Bankruptcy Code) or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity).

     11.7 INVOLUNTARY PETITION AGAINST BORROWER. Any petition or application for any relief is filed against Borrower under applicable insolvency or bankruptcy laws now or hereafter existing (including the United States Bankruptcy Code) or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity), EXCEPT THAT, the commencement against Borrower of an involuntary action or case for relief under any bankruptcy law shall not constitute an Event of Default unless the same remains undismissed for thirty (30) days from commencement, PROVIDED THAT, Borrower has not admitted the allegations and is contesting the same diligently, and further provided that the relief requested therein has not been sooner granted; during any such period within which such involuntary action or case remains undismissed, Lender shall have no obligation to make loans, advances or other financial accommodations to Borrower under this Agreement or the other Loan Documents without an Order of the United States Bankruptcy Court or other Court of competent jurisdiction, acceptable in form and substance satisfactory to Lender.

     11.8 GUARANTOR'S DISCLAIMER OF LIABILITY. Any Guarantor makes a disclaimer of liability or terminates its or his or her liability under its or his or her Guaranty or the Guarantor breaches any covenant, condition warranty, representation or other provision of such Guaranty unless, contemporaneously therewith, an officer or director of Borrower, acceptable to Lender, in its discretion, reasonably exercised, executes and delivers in favor of Lender a validity guaranty in form and substance acceptable to Lender.

     11.9 JUDGMENTS; LEVIES. Any judgment or judgments aggregating in excess of $50,000 or any injunction or attachment is obtained against Borrower or any Guarantor which remains unstayed for a period of ten (10) days or is enforced.


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

   11.10 CHANGE IN CONDITION. There occurs any event or a change in the condition or affairs, financial or otherwise, of Borrower or of any Guarantor which, in the reasonable opinion of Lender, impairs the Collateral.

   11.11 ENVIRONMENTAL CLAIMS. At any time Lender determines that any Environmental Liabilities and Costs or Environmental Lien with respect to Borrower or any Guarantor will have a potentially material or adverse effect on the financial condition of Borrower or any Guarantor or on the Collateral.

   11.12 FAILURE TO NOTIFY. If at any time Borrower fails to provide Lender immediately with notice or copies, if written, of all complaints, orders, citations or notices with respect to environmental, health or safety complaints.

   11.13 FAILURE TO DELIVER DOCUMENTATION. Borrower or any Guarantor shall fail to obtain and deliver to Lender any other documentation required to be signed or obtained as part of this Agreement or shall have failed to take any reasonable action requested by Lender to perfect, protect, preserve and maintain the security interests and Lien on the Collateral provided for herein.

   11.14 CHANGE IN OWNERSHIP. Any change in the controlling ownership of Borrower.

   11.15 NON-PAYMENT OF DEBTS. Any default by Borrower or any Guarantor under any agreement, document or instrument relating to any indebtedness for borrowed money owing to any person other than Lender, or any capitalized lease obligations, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Lender, in any case in an amount in excess of $25,000, which default continues for more than the applicable cure period, if any, with respect thereto, or any default by Borrower or any Guarantor under any material contract, lease, license or other obligation to any Person other than Lender, which materially affects its business or the Collateral or other property which is security for the Obligations and which default continues for more than the applicable cure period, if any, with respect thereto.

   11.16 DISSOLUTION; MAINTENANCE OF EXISTENCE. Borrower fails to maintain its corporate existence in good standing, or the usual business of Borrower ceases or is suspended in any material respect.

   11.17 INDICTMENT. The indictment of Borrower, or any of its officers and directors, under any criminal statute, or commencement of criminal or civil proceedings against Borrower, or any of its officers and directors, pursuant to which statute or proceedings the


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

penalties or remedies sought or available include forfeiture of any material portion of the property of Borrower.

   11.18 TAX LIENS. The filing of a lien for any taxes filed by any Governmental Authority against Borrower or any of its assets.

SECTION 12.    REMEDIES.

     12.1 ACCELERATION; OTHER REMEDIES. Upon the occurrence of an Event of Default and at any time thereafter:

          (a) Lender shall have all rights and remedies provided in this Agreement, any of the other Loan Documents, the UCC or other applicable law, all of which rights and remedies may be exercised without notice to Borrower, all such notices being hereby waived, except such notice as is expressly provided for hereunder or is not waivable under applicable law. All rights and remedies of Lender are cumulative and not exclusive and are enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions and in any order Lender may determine. Without limiting the foregoing, Lender may (i)accelerate the payment of all Obligations and demand immediate payment thereof to Lender,(ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral,
(iii) require Borrower, at Borrower's expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender,(iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral,(v) extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all Accounts or other Collateral which includes a monetary obligation and discharge or release the account debtor or other obligor, without affecting any of the Obligations,(vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, by public or private sales at any exchange, broker's board, any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower. If any of the Collateral or other security the Obligations is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, seven (7) days prior notice by Lender to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of

Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.

          (b) Lender may apply the cash proceeds of Collateral or other security for the Obligations actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of any of the Obligations, in whole or in part (including reasonable attorneys' fees and legal expenses incurred by Lender with respect thereto or otherwise chargeable to Borrower) and in such order as Lender may elect, whether or not then due. Borrower and each Guarantor shall remain liable to Lender for the payment on demand of any deficiency together with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including reasonable attorneys' fees and legal expenses.

          (c) If Borrower or any Guarantor shall default in the performance of any of the provisions of this Agreement or any other Loan Document to which it is a party, Lender may (but without any obligation to do so) perform same for Borrower's account or such Guarantor's account and any monies expended in doing so shall be chargeable with interest to Borrower, repayable by Borrower on demand and added to the Obligations.

          (d) Lender may, at its option, cure any default by Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against Borrower, discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and pay any amount, incur any expense or perform any act which, in Lender's sole judgment, is necessary or appropriate to preserve, protect, insure, maintain, or realize upon the Collateral. Lender may charge Borrower's loan account for any amounts so expended, such amounts to be repayable by Borrower on demand. Lender shall be under no obligation to effect such cure, payment, bonding or discharge, and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower.

     12.2 SET-OFF. Lender shall have the right, immediately and without notice of other action, to set-off against any of Borrower's liabilities to Lender any money or other liability owed by Lender or any Affiliate of Lender (and such Affiliate of Lender is hereby authorized to effect such set-off) in any capacity to Borrower, whether or not due, and Lender or such Affiliate shall be deemed to have exercised such right of set-off and to have made a charge against any such money or other liability immediately upon the occurrence of such Event of Default even though the actual book entries may be made at a time subsequent thereto. The right of set-off granted hereunder shall be effective irrespective of whether Lender shall have made demand under or in connection with the

Loan. Lender is hereby granted a security interest in all money and property of Borrower being held by it or any Affiliate of Lender, which security interest shall be a first priority perfected security interest in favor of Lender as a result of Lender's or Affiliates of Lender's possession thereof. None of the rights of Lender described in this Section 12.2 are intended to diminish or limit in any way Lender's or Affiliates of Lender's common-law set-off rights.

     12.3 CUMULATIVE REMEDIES; WAIVERS. No remedy referred to in this Agreement or the other Loan Documents is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lender at law or in equity. No express or implied waiver by Lender of any default or Event of Default hereunder shall be effective unless in a writing signed by an officer of Lender and shall not in any way be, or be construed to be, a waiver of any future or subsequent default or Event of Default, whether similar in kind or otherwise. The failure, delay or waiver of Lender in exercising any rights granted it hereunder or under the other Loan Documents upon the occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingency or similar contingency and any single or partial exercise of any particular right by Lender shall not exhaust the same or constitute a waiver of any other right provided herein. The Events of Default and remedies set forth herein are not restrictive of and shall be in addition to any and all other rights and remedies of Lender provided for by this Agreement and applicable law.

     12.4 OTHER PROPERTY. Lender shall have a security interest in any other property, tangible or intangible, owned by or in which Borrower has an interest which is or may hereafter be in the possession of Lender.

     12.5 COSTS AND EXPENSES. Borrower shall be liable for all costs, charges and expenses, including reasonable attorney's fees and disbursements, incurred by Lender by reason of the occurrence of any Event of Default or the exercise of Lender's remedies with respect thereto, each of which shall be repayable by Borrower on demand with interest, and added to the Obligations.

     12.6 NO MARSHALLING. Lender shall be under no obligation whatsoever to proceed first against any of the Collateral or other property which is security for the Obligations before proceeding against any other of the Collateral. It is expressly understood and agreed that all of the Collateral or other property which is security for the Obligations stands as equal security for all Obligations, and that Lender shall have the right to proceed against any or all of the Collateral or other property which is security for the Obligations in any order, or simultaneously, as in its sole and absolute discretion it shall determine. It is further understood and agreed that Lender shall have the right, as it in its sole and absolute discretion shall determine, to sell any or all of the Collateral or other property which is security for the Obligations in any order or simultaneously, as Lender shall determine in its sole and absolute discretion.

     12.7 NO IMPLIED WAIVERS; RIGHTS CUMULATIVE. No delay on the part of Lender in exercising any right, remedy, power or privilege hereunder or under any of the Loan Documents or provided by statute or at law or in equity or otherwise shall impair, prejudice or constitute a waiver of any such right, remedy, power or privilege or be construed as a waiver of any Event of Default or as an acquiescence therein. No right, remedy, power or privilege conferred on or reserved to Lender hereunder or under any of the Loan Documents or otherwise is intended to be exclusive of any other right, remedy, power or privilege. Each and every right, remedy, power or privilege conferred on or reserved to Lender under this Agreement or under any of the other Loan Documents or otherwise shall be cumulative and in addition to each and every other right, remedy, power or privilege so conferred on or reserved to Lender and may be exercised by Lender at such time or times and in such order and manner as Lender shall (in its sole and complete discretion) deem expedient.

     12.8 RECISION OF RIGHTS OF BORROWER.  Upon the occurrence of an Event of
Default:

          (a) With respect to any obligations owing to Borrower, all rights of Borrower to receive the principal and interest payments which it would otherwise be authorized to receive and retain pursuant to this Agreement shall cease, and all such rights shall thereupon become vested in Lender, so long as an Event of Default shall continue, who shall thereupon have the sole right to receive and hold as collateral such principal and interest payments;

          (b) All rights of Borrower to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to this Agreement shall cease, and all such rights shall thereupon become vested in Lender who shall thereupon have the sole right to exercise such voting and other consensual rights;

          (c) All rights of Borrower to receive the dividends which it would otherwise be authorized to receive and retain pursuant to this Agreement shall cease, and all such rights shall thereupon become vested in Lender who shall thereupon have the sole right to receive and hold as collateral such dividends; and

          (d) Any and all principal, interest and dividends which are received by Borrower contrary to the provisions of this Agreement shall be received in trust for the benefit of Lender, shall be segregated from other funds of Borrower, and shall be forthwith paid over to Lender as Collateral in the same form so received (with any necessary endorsement).

     In order to permit Lender to exercise the voting and other rights which it may be entitled to exercise pursuant to this Agreement, and to receive all dividends and distributions which it may be entitled to receive under this Agreement, Borrower shall, if necessary, upon notice from Lender, from time to time execute and deliver to Lender appropriate dividend payment orders and other instruments, including, without limitation, proxies, as Lender may reasonably request.

SECTION 13.    OTHER RIGHTS OF LENDER.

     13.1 COLLECTIONS. Borrower shall, at Borrower's expense and in the manner requested by Lender from time to time,(a) direct that remittances and all other proceeds of accounts and other Collateral shall be (i) sent to a post office box designated by and/or in the name of Lender, or in the name of Borrower, but as to which access is limited to Lender and/or (ii) deposited into a bank account maintained in the name of Lender and/or a blocked bank account under arrangements with the depository bank under which all funds deposited to such blocked bank account are required to be transferred solely to Lender, and/or (b) immediately remit in kind to Lender, in whatever forms, all collections or other proceeds of accounts and other Collateral received by Borrower. In connection therewith, Borrower shall execute such post office box and/or blocked bank account agreements as Lender shall specify. Lender may modify or terminate any authority of the Borrower regarding the Accounts and other monetary obligations included in the Collateral at any time, whether or not an Event of Default has occurred, and Lender may directly collect the Accounts and other monetary obligations included in the Collateral.

     13.2 REPAYMENT OF OBLIGATIONS. All Obligations shall be payable at Lender's office set forth below or at a bank or such other place as Lender may expressly designate from time to time for purposes of this Section. Lender shall apply all proceeds of Accounts or other Collateral received by Lender and all other payments in respect of the Obligations to the Revolving Loans whether or not then due or to any other Obligations then due, in whatever order or manner Lender shall determine. For purposes of determining Net Availability, remittances and other payments with respect to the Collateral and Obligations will be treated as credited to the loan account of Borrower maintained by Lender and Collateral balances to which they relate, upon the date of Lender's receipt of advice from Lender's bank that such remittances or other payments have been credited to Lender's account or in the case of remittances or other payments received directly in kind by Lender, upon the date of Lender's deposit thereof at Lender's bank, subject to final payment and collection. In computing interest charges, the Loan Account of Borrower maintained by Lender will be credited with remittances and other payments three (3)

Business Days after the day Lender has received advice of receipt of remittances in Lender's account at Lender's Bank.

     13.3 NOTIFICATION OF ACCOUNT DEBTORS AND BAILEES OF INVENTORY. Lender may, at any time, whether or not an Event of Default has occurred, without notice to or assent of Borrower, (a) notify any account debtor that the accounts and other Collateral which includes a monetary obligation have been assigned to Lender by Borrower and that payment thereof is to be made to the order of and directly to Lender,(b) send, or cause to be sent by its designee, requests (which may identify the sender by a pseudonym) for verification of accounts and other Collateral directly to any account debtor or any other obligor or any bailee with respect thereto, and (c) demand, collect or enforce payment of any accounts or such other Collateral, but without any duty to do so, and Lender shall not be liable for any failure to collect or enforce payment thereof. At Lender's request, all invoices and statements sent to any account debtor, other obligor or bailee, shall state that the accounts and such other Collateral have been assigned to Lender and are payable directly and only to Lender. At any time, Lender may, in its sole and absolute discretion, notify the bailee of any Inventory of its security interest therein.

     13.4 LENDER APPOINTED ATTORNEY-IN-FACT.

          (a) Borrower hereby irrevocably constitutes and appoints Lender, with full power of substitution, as its true and lawful attorney-in-fact, with full irrevocable power and authority in its place and stead and in its name or otherwise, from time to time in Lender's discretion, at Borrower's sole cost and expense, take any and all appropriate action and to execute and deliver any and all documents and instruments which Lender may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limiting the generality of the foregoing,(i) to receive, take, endorse, assign, deliver, accept and deposit, in the name of Lender or Borrower, any and all cash, checks, commercial paper, drafts, remittances and other instruments and documents relating to the Collateral or the proceeds thereof,(ii) to transmit to account debtors, other obligors or any bailees notice of the interest of Lender in the Collateral or request from account debtors or such other obligors or bailees at any time, in the name of Borrower or Lender or any designee of Lender, information concerning the Collateral and any amounts owing with respect thereto,(iii) to notify account debtors or other obligors to make payment directly to Lender, or notify bailees as to the disposition of Collateral,
(iv)to take or bring, in the name of Lender or Borrower, all steps, actions, suits or proceedings deemed by Lender necessary or desirable to effect collection of or other realization upon the accounts and other Collateral,(v) to after an Event of Default, change the address for delivery of mail to Borrower and to receive and open mail addressed to Borrower,(vi) after an Event of Default, to extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all accounts or other Collateral


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

which includes a monetary obligation and discharge or release the account debtor or other obligor, without affecting any of the Obligations,(vii) to execute in the name of Borrower and file against Borrower in favor of Lender Financing Statements or amendments with respect to the Collateral, or record a copy or an excerpt hereof in the United States Copyright Office or the United States Patent and Trademark Office and to take all other steps as are necessary in the reasonable opinion of Lender under applicable law to perfect the security interests granted herein, (viii)to obtain and adjust insurance required pursuant to this Agreement and to pay all or any part of the premiums therefor and the costs thereof, and (ix) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral.

          (b) Borrower hereby ratifies, to the extent permitted by law, all that Lender shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Agreement. The powers of attorney granted pursuant to this Agreement are each a power coupled with an interest and shall be irrevocable until the Obligations are paid indefeasibly in fully.

     13.5 RELEASE OF LENDER. Borrower hereby releases and exculpates Lender, its officers, directors, employees, agents and designees, from any liability arising from any acts under this Agreement or in furtherance thereof, whether as attorney-in-fact or otherwise, whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except for gross negligence or willful misconduct as determined by a final and non-appealable order from a court of competent jurisdiction. In no event will Lender have any liability to Borrower for lost profits or other special or consequential damages.

     13.6 UNIFORM COMMERCIAL CODE. At all times prior and subsequent to an Event of Default hereinafter, Lender shall be entitled to all the rights and remedies of a secured party under the UCC with respect to all Collateral.

     13.7 PRESERVATION OF COLLATERAL. At all times prior and subsequent to an Event of Default hereinafter, Lender may (but without any obligation to do so) take any and all action which in its sole and absolute discretion is necessary and proper to preserve its interest in the Collateral, including without limitation the payment of debts of Borrower which might, in Lender's sole and absolute discretion, impair the Collateral or Lender's security interest therein, purchasing insurance on the Collateral, repairing the Collateral, or paying taxes or assessments thereon, and the sums so expended by Lender shall be secured by the Collateral, shall be added to the amount of the Obligations due Lender and shall be payable on demand with interest at the rate set forth in
Section 3.1 hereof from the date expended by Lender until repaid by Borrower. After written notice by Lender to Borrower and automatically, without notice, after an Event of Default, Borrower shall not, without the prior written consent of Lender in each instance, (a) grant any extension of time of payment of any of the accounts or any other Collateral which includes a monetary obligation, (b) compromise or settle any of the accounts or any such other Collateral for less than the full amount thereof,(c) release in whole or in part any account debtor or other person liable for the payment of any of the accounts or any such other Collateral, or (d) grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any of the accounts or any such other Collateral except for customary discounts granted in the ordinary course of business.

     13.8 LENDER'S RIGHT TO CURE. In the event Borrower shall fail to perform any of its Obligations hereunder or under any of the Loan Documents, then Lender, in addition to all of its rights and remedies hereunder, may perform the same, but shall not be obligated to do so, at the cost and expense of Borrower. In any such event, Borrower shall promptly reimburse Lender together with interest at the rate set forth in Section 3.1 hereof from the date such sums are expended until repaid by Borrower.

     13.9 TEST VERIFICATIONS. Lender or its designees shall have the right to make test verifications of any and all Accounts and other Collateral in any manner and through any medium Lender considers advisable, and Borrower shall render any necessary assistance to Lender. At such times as Lender may request and in the manner specified by Lender, Borrower shall deliver to Lender or Lender's representative original invoices, agreements, proofs of rendition of services and delivery of goods and other documents evidencing or relating to the transactions which gave rise to Accounts or other Collateral, together with a schedule of the names and addresses of Borrower's customers, customer statements, schedules describing the Accounts or other Collateral and/or statements of Account and confirmatory assignments to Lender of the Accounts or other Collateral, in form and substance satisfactory to Lender and duly executed by Borrower. Without limiting the provisions of this Agreement contained elsewhere, Borrower's granting of credits, discounts, allowances, deductions, return authorizations or the like will be promptly reported to Lender in writing. In no event shall any such schedule or confirmatory assignment (or the absence thereof or omission of any of the Accounts or other Collateral therefrom) limit or in any way be construed as a waiver, limitation or modification of the security interests or rights of Lender or the warranties, representations and covenants of Borrower under this Agreement.

   13.10 INSPECTION OF COLLATERAL. From time to time as requested by Lender, at the sole expense of Borrower, subject, however, with respect to such expenses, to the provisions of Section 3.8(d), Lender or its designee shall have access, prior to an Event of Default during reasonable business hours and on or after an Event of Default at any time, to all of the premises where Collateral is located for the purposes of inspecting, disposing and realizing upon the Collateral, and all Borrower's books and records, and


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

Borrower shall permit Lender or its designee to make such copies of such books and records or extracts therefrom as Lender may request. Without expense to Lender, Lender may use such of Borrower's personnel, equipment, including computer equipment, programs, printed output and computer readable media, supplies and premises for the collection of Accounts and realization on other Collateral as Lender, in its sole discretion, deems appropriate. Borrower hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Lender at Borrower's expense all financial information, books and records, work papers, management reports and other information in their possession regarding Borrower.

SECTION 14.    PROVISIONS OF GENERAL APPLICATION.

     14.1 WAIVERS. Borrower waives demand, presentment, notice of dishonor protest and notice of protest of any instrument either of Borrower or others which may be included in the Collateral.

     14.2 CONSENTS.  Borrower consents:

          (a) to any extension, postponement of time of payment, indulgence or to any substitution, exchange or release of Collateral.

          (b) to any addition to, or release of, any party or persons primarily or secondarily liable, or acceptance of partial payments on any Accounts or instruments and the settlement, compromising or adjustment thereof.

     14.3 SURVIVAL. All covenants, agreements, representations and warranties made by Borrower herein or in any of the Loan Documents or in any certificate, report or instrument contemplated hereby shall survive any independent investigation made by Lender and the execution and delivery of this Agreement, and such certificates, reports or instruments and shall continue so long as any Obligations are outstanding and unsatisfied, applicable statutes of limitations to the contrary notwithstanding.

     14.4 NOTICES. All notices, requests and demands to or upon the respective parties hereto shall be deemed to have been duly given or made:
(a) if by hand, immediately upon delivery; (b)if by telex, telecopy, facsimile transmission or telegram, immediately upon sending, PROVIDED it is sent on a Business Day, but if not, then immediately upon the beginning of the first Business Day after being sent and provided further that such telex, telecopy, facsimile transmission or telegram is promptly confirmed by delivery of a copy by personal delivery or by United States Mail as otherwise provided in this Section 14.4; (c) if by Federal Express, Express Mail or any other overnight delivery service for next day delivery, one (1) Business Day after dispatch; and (d) if mailed by certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands are to be given or made to the respective parties at the following addresses (or to such other addresses as either party may designate by notice in accordance with the provisions of this paragraph):

          If to Borrower:     MIDLAND USA, INC.
                              1690 North Topping Avenue
                              Kansas City, Missouri 64120
                              Attention:     Mr. Marvin Marstall
                              Telephone No.  816-241-8400
                              Facsimile No.  816-920-1144

          If to Gibraltar:    SUMMIT COMMERCIAL/GIBRALTAR CORP.
                              546 Fifth Avenue
                              New York, New York 10036
                              Attention:     President
                              Telephone No.  212 997-3350
                              Facsimile No.  212 398-6990

     14.5 AMENDMENTS; WAIVER OF DEFAULTS. The terms of this Agreement shall not be amended, waived, altered, modified, supplemented or terminated in any manner whatsoever except by a written instrument signed by Lender and Borrower. Any default or Event of Default by a party hereto may only be waived by a written instrument specifically describing such default or Event of Default and signed by the other party hereto.

     14.6 BINDING ON SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (including any Participant or Participants of Lender), EXCEPT THAT, Borrower may not assign any of its rights under this Agreement or the other Loan Documents to any Person without the prior written consent of Lender.

     14.7 INVALIDITY. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     14.8 SECTION OR PARAGRAPH HEADINGS. Section and paragraph headings are for convenience only and shall not be construed as part of this Agreement.

     14.9 GOVERNING LAW. This Agreement shall be construed in accordance with, and shall be governed by, the laws of the State of New York (without giving effect to conflict of law rules).

   14.10 WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE ANY AND ALL RIGHTS THAT THEY MAY NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR ANY STATE TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING EITHER DIRECTLY OR INDIRECTLY IN ANY ACTION OR PROCEEDING BETWEEN BORROWER, LENDER OR ITS SUCCESSORS AND ASSIGNS, OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS AND/OR THE COLLATERAL. IT IS INTENDED THAT SAID WAIVER SHALL APPLY TO ANY AND ALL DEFENSES, RIGHTS, AND/OR COUNTERCLAIMS IN ANY ACTION OR PROCEEDINGS BETWEEN BORROWER AND LENDER. BORROWER WAIVES ALL RIGHTS TO INTERPOSE ANY CLAIMS, DEDUCTIONS, SETOFFS OR COUNTERCLAIMS OF ANY KIND, NATURE OR DESCRIPTION IN ANY ACTION OR PROCEEDING INSTITUTED BY LENDER WITH RESPECT TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS, THE COLLATERAL OR ANY MATTER ARISING THEREFROM OR RELATING THERETO, EXCEPT COMPULSORY COUNTERCLAIMS.

   14.11 CONSENT TO JURISDICTION. Borrower and Lender each hereby (a) irrevocably submits and consents to the nonexclusive jurisdiction of the Supreme Court for New York County, State of New York, and the United State District Court for the Southern District of New York with respect to any action or proceeding arising out of this Agreement, the Notes, the other Obligations, the other Loan Documents, the Collateral or any matter arising therefrom or relating thereto and (b) waives any objection based on venue or FORUM NON CONVENIENS with respect thereto. In any such action or proceeding, Borrower waives personal service of the summons and complaint or other process and papers therein and agrees that the service thereof may be made by mail directed to Borrower at its chief executive office set forth herein or other address thereof of which Lender has received notice as provided herein, service to be deemed complete as permitted under the rules of either of said Courts. Any such action or proceeding commenced by Borrower against Lender will be litigated only in the New York Supreme Court for New York County, State of New York, and the United States District Court for the Southern District of New York.

   14.12 ENTIRE AGREEMENT. This Agreement, the other Loan Documents, any supplements or amendments hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

   14.13 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which when so executed, shall be deemed an original, but all of which shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                              MIDLAND USA, INC.


                              By:
                                 ---------------------------------

                              Title:
                                     -----------------------------


                              SUMMIT COMMERCIAL/GIBRALTAR CORP.


                              By:
                                 ---------------------------------

                              Title:
                                    ------------------------------

                                      SCHEDULE A
                                         TO
                             LOAN AND SECURITY AGREEMENT

                                PERMITTED ENCUMBRANCES

                                      SCHEDULE B
                                         TO
                             LOAN AND SECURITY AGREEMENT


                                CHIEF EXECUTIVE OFFICE

                              1690 North Topping Avenue
                             Kansas City, Missouri 64120

                             PRINCIPAL PLACE OF BUSINESS

                              1690 North Topping Avenue
                             Kansas City, Missouri 64120

                               LOCATIONS OF COLLATERAL

                              1690 North Topping Avenue
                             Kansas City, Missouri 64120

                            LOCATIONS OF BOOKS AND RECORD

                              1690 North Topping Avenue
                             Kansas City, Missouri 64120

                                      SCHEDULE C
                                         TO
                             LOAN AND SECURITY AGREEMENT

                                     TRADESTYLES